                          AGREEMENT AND PLAN OF MERGER

                                 MARCH 10, 2002

                                      AMONG

                              BSQUARE CORPORATION,

                         BSQUARE SAN DIEGO CORPORATION,

                             INFOGATION CORPORATION

                                       AND

                                     KENT PU

                                TABLE OF CONTENTS

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                                                                                                                      ----
ARTICLE I         THE MERGER.......................................................................................    1
     1.1      Effective Time of the Merger.........................................................................    1
     1.2      Closing..............................................................................................    2
     1.3      Effects of the Merger................................................................................    2
     1.4      Directors and Officers...............................................................................    2

ARTICLE II        CONVERSION OF SECURITIES.........................................................................    2
     2.1      Conversion of Capital Stock..........................................................................    2
     2.2      Escrow Agreement.....................................................................................    6
     2.3      Appraisal Rights.....................................................................................    7
     2.4      Exchange of Certificates; No Further Ownership Rights in InfoGation Capital Stock....................    8
     2.5      Distributions with Respect to Unexchanged Shares.....................................................    9
     2.6      No Fractional Shares.................................................................................    9
     2.7      Tax Consequences.....................................................................................    9
     2.8      Restricted Securities................................................................................   10
     2.9      Deductions; Withholdings.............................................................................   10
     2.10     Further Action.......................................................................................   10

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF INFOGATION.....................................................   10
     3.1      Organization of InfoGation...........................................................................   10
     3.2      InfoGation Capital Structure.........................................................................   11
     3.3      Authority; No Conflict; Required Filings and Consents................................................   12
     3.4      Financial Statements; Absence of Undisclosed Liabilities.............................................   13
     3.5      Tax Matters..........................................................................................   14
     3.6      Absence of Certain Changes or Events.................................................................   16
     3.7      Title and Related Matters............................................................................   18
     3.8      Proprietary Rights...................................................................................   18
     3.9      Employee Benefit Plans...............................................................................   22
     3.10     Bank Accounts........................................................................................   24
     3.11     Contracts............................................................................................   24
     3.12     Orders, Commitments and Returns......................................................................   26
     3.13     Compliance With Law..................................................................................   26
     3.14     Labor Difficulties; No Discrimination................................................................   26
     3.15     Trade Regulation.....................................................................................   27
     3.16     Insider Transactions.................................................................................   27
     3.17     Employees, Independent Contractors and Consultants...................................................   28
     3.18     Insurance............................................................................................   28
     3.19     Accounts Receivable..................................................................................   28
     3.20     Litigation...........................................................................................   28
     3.21     Governmental Authorizations and Regulations..........................................................   29
     3.22     Subsidiaries.........................................................................................   29

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
     3.23     Compliance with Environmental Requirements...........................................................   29
     3.24     Corporate Documents..................................................................................   29
     3.25     No Brokers...........................................................................................   30
     3.26     Customers and Suppliers..............................................................................   30
     3.27     InfoGation Action....................................................................................   30
     3.28     Privacy Laws and Policies Compliance.................................................................   30
     3.29     Disclosure...........................................................................................   30
     3.30     Disclosure to Shareholders...........................................................................   30
     3.31     Vote Required........................................................................................   31

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF BSQUARE AND SUB................................................   31
     4.1      Organization of BSQUARE and Sub......................................................................   31
     4.2      Valid Issuance of BSQUARE Common Stock...............................................................   31
     4.3      Authority; No Conflict; Required Filings and Consents................................................   31
     4.4      Commission Filings; Financial Statements.............................................................   32
     4.5      Compliance with Laws.................................................................................   33
     4.6      Interim Operations of Sub............................................................................   33
     4.7      Disclosure...........................................................................................   33
     4.8      No Litigation........................................................................................   34

ARTICLE V         PRECLOSING COVENANTS OF INFOGATION...............................................................   34
     5.1      Approval of InfoGation Shareholders..................................................................   34
     5.2      Advice of Changes....................................................................................   34
     5.3      Operation of Business................................................................................   34
     5.4      Access to Information................................................................................   37
     5.5      Satisfaction of Conditions Precedent.................................................................   38
     5.6      Other Negotiations...................................................................................   38
     5.7      Budget and Updated Financial Information.............................................................   38
     5.8      Certain Employee Benefits Matters....................................................................   38

ARTICLE VI        PRECLOSING AND OTHER COVENANTS OF BSQUARE AND SUB................................................   38
     6.1      Advice of Changes....................................................................................   38
     6.2      Approval of InfoGation Shareholders..................................................................   39
     6.3      Reservation of BSQUARE Common Stock..................................................................   39
     6.4      Satisfaction of Conditions Precedent.................................................................   39
     6.5      Nasdaq National Market Listing.......................................................................   39
     6.6      Registration Rights..................................................................................   39
     6.7      Employee Benefit Matters.............................................................................   39
     6.8      Attorneys' Fees......................................................................................   40

ARTICLE VII       OTHER AGREEMENTS.................................................................................   40
     7.1      Confidentiality......................................................................................   40
     7.2      No Public Announcement...............................................................................   40
     7.3      Regulatory Filings; Consents; Reasonable Efforts.....................................................   40
     7.4      Further Assurances...................................................................................   40

     7.5      Escrow Agreement.....................................................................................   41
     7.6      Blue Sky Laws........................................................................................   41
     7.7      Other Filings........................................................................................   41
     7.8      Availability of BSQUARE's Public Information.........................................................   41
     7.9      Qualification as Reorganization......................................................................   41

ARTICLE VIII      CONDITIONS TO MERGER.............................................................................   41
     8.1      Conditions to Each Party's Obligation to Effect the Merger...........................................   41
     8.2      Additional Conditions to Obligations of BSQUARE and Sub..............................................   42
     8.3      Additional Conditions to Obligations of InfoGation...................................................   44

ARTICLE IX        TERMINATION AND AMENDMENT........................................................................   44
     9.1      Termination..........................................................................................   44
     9.2      Effect of Termination................................................................................   45
     9.3      Fees and Expenses....................................................................................   45

ARTICLE X         ESCROW AND INDEMNIFICATION.......................................................................   45
     10.1     Indemnification......................................................................................   45
     10.2     Escrow Fund..........................................................................................   46
     10.3     Escrow Period........................................................................................   46
     10.4     Claims Upon Escrow Fund..............................................................................   46
     10.5     Valuation............................................................................................   47
     10.6     Objections to Claims.................................................................................   47
     10.7     Resolution of Conflicts..............................................................................   47
     10.8     Shareholders' Agent..................................................................................   48
     10.9     Actions of the Shareholders' Agent...................................................................   48
     10.10    Claims...............................................................................................   49
     10.11    Limitation of Remedies...............................................................................   49

ARTICLE XI        MISCELLANEOUS....................................................................................   49
     11.1     Survival of Representations and Covenants............................................................   49
     11.2     Notices..............................................................................................   50
     11.3     Interpretation.......................................................................................   51
     11.4     Counterparts.........................................................................................   51
     11.5     Entire Agreement; No Third-Party Beneficiaries.......................................................   51
     11.6     Governing Law........................................................................................   51
     11.7     Assignment...........................................................................................   51
     11.8     Amendment............................................................................................   51
     11.9     Extension; Waiver....................................................................................   52
     11.10    Specific Performance.................................................................................   52

EXHIBITS

EXHIBIT A     -        ESCROW AGREEMENT
EXHIBIT B     -        INVESTOR REPRESENTATION STATEMENT
EXHIBIT C     -        REGISTRATION RIGHTS AGREEMENT

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of March 10, 2002 (this "Agreement"), is entered into by and among BSQUARE Corporation, a Washington corporation ("BSQUARE"), BSQUARE San Diego Corporation, a Washington corporation and a wholly owned subsidiary of BSQUARE ("Sub"), InfoGation Corporation, a Delaware corporation ("InfoGation") and Kent Pu.

                                    RECITALS

         A. Each of the boards of directors of BSQUARE, Sub and InfoGation have deemed it advisable and in the best interests of each corporation and its respective shareholders that BSQUARE and InfoGation combine in order to advance the long-term business interests of BSQUARE and InfoGation;

         B. The combination of BSQUARE and InfoGation shall be effected according to the terms, but subject to the conditions, set forth in this Agreement through a transaction pursuant to which, among other things, (1) InfoGation will merge with and into Sub (the "Merger"), (2) Sub will survive the Merger and (3) the stockholders of InfoGation will become shareholders of BSQUARE;

         C. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         D. This Agreement has been adopted and approved by the respective boards of directors of BSQUARE, Sub and InfoGation.

         NOW, THEREFORE, in consideration of the foregoing recitals and the respective representations, warranties, covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 Effective Time of the Merger.

                  (a) Subject to the provisions of this Agreement, (i) articles of merger (the "Washington Articles of Merger"), in such mutually acceptable form as is required by the relevant provisions of the Washington Business Corporation Act ("Washington Law"), shall be duly executed and delivered by the Surviving Corporation (as defined in Section 1.3(a)) and thereafter delivered to the Secretary of State of the State of Washington for filing on the Closing Date and (ii) a certificate of merger (the "Delaware Certificate of Merger") in such mutually acceptable form as is required by the relevant provisions of the Delaware General Corporation

Law ("Delaware Law") shall be duly executed and delivered by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date.

                  (b) The Merger shall become effective upon the due and valid filing of the Washington Articles of Merger with the Secretary of State of the State of Washington or at such time thereafter as is provided in the Washington Articles of Merger (the "Effective Time").

         1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Pacific Daylight time, on a date (the "Closing Date") to be specified by BSQUARE and InfoGation, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII, at the offices of Summit Law Group, PLLC, 1505 Westlake Avenue N., Suite 300, Seattle, Washington 98109 unless another date, time or place is agreed to in writing by BSQUARE and InfoGation.

         1.3 Effects of the Merger.

                  (a) At the Effective Time (i) InfoGation shall be merged with and into Sub, and the separate existence of InfoGation shall cease (Sub and InfoGation are sometimes referred to herein as the "Constituent Corporations," and Sub following consummation of the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the articles of incorporation of Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation and (iii) the bylaws of Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation.

                  (b) At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Washington Law and Delaware Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions and duties of each of the Constituent Corporations.

         1.4 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of Sub or the holder of any shares of the capital stock of InfoGation, including, without limitation, shares of Common Stock, $0.01 par value, of InfoGation ("InfoGation Common Stock"), shares of Series B-1 Preferred Stock, $0.01 par value, of InfoGation ("InfoGation Series B-1 Preferred Stock"), shares of Series B-2 Preferred Stock, $0.01 par value, of InfoGation ("InfoGation Series B-2 Preferred Stock"), shares of Series C Preferred Stock, $0.01 par value of InfoGation

("InfoGation Series C Preferred Stock, and, together with the InfoGation Series B-1 Preferred Stock and the InfoGation Series B-2 Preferred Stock, the "InfoGation Preferred Stock"), the capital stock of the Constituent Corporations shall be treated as follows:

                  (a) Cancellation of BSQUARE-Owned and InfoGation-Owned Stock. Any shares of InfoGation Capital Stock that are owned by BSQUARE, Sub, InfoGation or any other direct or indirect wholly owned Subsidiary (as defined below) of BSQUARE or InfoGation shall be canceled and retired and shall cease to exist and no stock of BSQUARE or other consideration shall be delivered in exchange. As used in this Agreement, "InfoGation Capital Stock" means any share of InfoGation Common Stock, InfoGation Series B-1 Preferred Stock, InfoGation Series B-2 Preferred Stock or InfoGation Series C Preferred Stock which is issued and outstanding immediately prior to the Effective Time. As used in this Agreement, the word "Subsidiary" means, with respect to any other party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  (b) Exchange Ratio.

                           (i)      Subject to Sections 2.2, 2.3, 2.6 and 9.3 of
this Agreement, pursuant to this Agreement and InfoGation's certificate of incorporation, each issued and outstanding share of InfoGation Capital Stock (other than shares to be canceled in accordance with Section 2.1(a) and any Dissenting Shares as defined in and to the extent provided in Section 2.3) immediately prior to the Effective Time shall be converted into the right to receive the following:

                                    (A)      Each share of InfoGation Common
Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 0.1541 shares of BSQUARE Common Stock (the "Common Stock Exchange Ratio").

                                    (B)      Each share of InfoGation Series B-1
Preferred Stock shall be converted into and exchanged for the right to receive
(1) a cash payment equal to the fraction (a) having a numerator equal to $1,000,000 and (b) having a denominator equal to the Fully Diluted Number of Shares of InfoGation Series B-1 Preferred Stock (as defined below) (the "Series B-1 Cash Consideration") plus (2) that number of shares of BSQUARE Common Stock equal to the Series B-1 Exchange Ratio (as defined below) plus (3) that number of shares of BSQUARE Common Stock and/or cash equal to the Series B-1 Preferred Stock Earnout (as defined below). All such shares of InfoGation Series B-1 Preferred Stock when so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of InfoGation Series B-1 Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the

Series B-1 Cash Consideration and the shares of BSQUARE Common Stock in consideration therefor upon the surrender of such certificate in accordance with
Section 2.4, without interest. The "Series B-1 Exchange Ratio" shall be the fraction (x) having a numerator equal to 278,324 and (y) having a denominator equal to the Fully Diluted Number of Shares of InfoGation Series B-1 Preferred Stock. The "Fully Diluted Number of Shares of InfoGation Series B-1 Stock" means the aggregate number of shares of InfoGation Series B-1 Preferred Stock outstanding immediately prior to the Effective Time. The "Series B-1 Preferred Stock Earnout" shall be the fraction (x) having a numerator equal to 15% of any quarterly license royalty revenue payments (for contracts with total license royalty revenue of at least $20 per unit) received by BSQUARE from Clarion Co., Ltd. ("Clarion Co."), Clarion Corporation of America ("CCA") and/or any Affiliates (as defined in Section 3.16) of Clarion Co. or CCA (collectively, "Clarion"), in connection with licensing or similar arrangements with automobile manufacturers or automobile parts manufacturers where such arrangements involve the licensing by Clarion of InfoGation technology (the "Royalty Revenue Payments"), which shall be made in the form of unregistered BSQUARE Common Stock; provided, however, that in no event shall BSQUARE be required to issue any additional shares of BSQUARE Common Stock pursuant to the Series B-1 Preferred Stock Earnout in the event that the sum of the aggregate number of shares of BSQUARE Common Stock issued pursuant to the Series B-1 Preferred Stock Earnout, when added to the number of shares of BSQUARE Common Stock previously issued (or reserved for issuance) as consideration hereunder is equal to 19.9% of the outstanding shares of BSQUARE Common Stock as of the Effective Time. Upon the occurrence of such event, any remaining Royalty Revenue Payments shall be paid in cash. The BSQUARE Common Stock to be delivered as payment for the Royalty Revenue Payments shall be valued by determining the average closing price of such stock over a 20-business-day period beginning 10 business days before the end of each calendar quarter and ending 10 business days after the end of the quarter to which the applicable Royalty Revenue Payments pertain, and shall be made following BSQUARE's receipt from Clarion of 100% of the royalty revenue payments owing to BSQUARE for such quarter and (y) having a denominator equal to the Fully Diluted Number of Shares of InfoGation Series B-1 Preferred Stock. Any such shares of BSQUARE Common Stock shall be delivered by or on behalf of BSQUARE to the former holders of InfoGation Series B-1 Preferred Stock within 30 calendar days after the receipt by BSQUARE from Clarion of 100% of the royalty revenue payments owing to BSQUARE for such quarter. Notwithstanding the foregoing, the Series B-1 Preferred Stock Earnout shall forever cease and terminate on the earlier of (a) the date on which the holders of InfoGation B-1 Preferred Stock have received cash and/or shares of BSQUARE Common Stock with an aggregate value of $3,000,000 (valued at the time of issuance) from the Series B-1 Preferred Stock Earnout (and expressly excluding the BSQUARE Common Stock paid pursuant to this Section 2.1(b)(i)(B)(2) above), or (b) five years from the Effective Time.

                                    (C)      Each share of InfoGation Series B-2
Preferred Stock shall be converted into and exchanged for the right to receive that number of shares of BSQUARE Common Stock equal to the Series B-2 Exchange Ratio (as defined below). The "Series B-2 Exchange Ratio" shall be the fraction
(x) having a numerator equal to 205,632 and (y) having a denominator equal to the Fully Diluted Number of Shares of InfoGation Series B-2 Preferred Stock. All such shares of InfoGation Series B-2 Preferred Stock when so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of InfoGation Series B-2 Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the shares of

BSQUARE Common Stock in consideration therefor upon the surrender of such certificate in accordance with Section 2.4, without interest. The "Fully Diluted Number of Shares of InfoGation Series B-2 Stock" means the aggregate number of shares of InfoGation Series B-2 Preferred Stock outstanding immediately prior to the Effective Time.

                                    (D)      Each share of InfoGation Series C
Preferred Stock shall be converted into and exchanged for the right to receive
(1) a cash payment equal to the fraction (a) having a numerator equal to $2,000,000 and (b) having a denominator equal to the Fully Diluted Number of Shares of InfoGation Series C Preferred Stock (as defined below) (the "Series C Cash Consideration" and, together with the Series B-1 Cash Consideration, the "Cash Consideration") plus (2) that number of shares of BSQUARE Common Stock equal to the Series C Exchange Ratio (as defined below). All such shares of InfoGation Series C Preferred Stock when so converted shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of InfoGation Series C Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Series C Cash Consideration and the shares of BSQUARE Common Stock in consideration therefor upon the surrender of such certificate in accordance with Section 2.4, without interest. The "Series C Exchange Ratio" shall be the fraction (x) having a numerator equal to 163,720 and (y) having a denominator equal to the Fully Diluted Number of Shares of InfoGation Series C Stock. The "Fully Diluted Number of Shares of InfoGation Series C Stock" means the aggregate number of shares of InfoGation Series C Preferred Stock outstanding immediately prior to the Effective Time.

                           (ii)     If, on or after the date of this Agreement
and prior to the Effective Time, the outstanding shares of BSQUARE Common Stock, InfoGation Series B-1 Preferred Stock, InfoGation Series B-2 Preferred Stock or InfoGation Series C Preferred Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split, stock dividend or stock combination, then the Common Stock Exchange Ratio, the Series B-1 Exchange Ratio, the Series B-2 Exchange Ratio or the Series C Exchange Ratio, as the case may be, shall be correspondingly adjusted.

                  (c) InfoGation Stock Options and Warrants.

                           (i)      All options to purchase InfoGation Common
Stock (the "InfoGation Options") issued and outstanding under either the InfoGation 1996 Stock Option Plan, as amended (the "InfoGation 1996 Option Plan" and a "InfoGation Option Plan"), or the InfoGation 2001 Stock Option/Stock Issuance Plan, as amended (the "InfoGation 2001 Option Plan" and a "InfoGation Option Plan"), whether or not exercisable, whether or not vested, and whether or not performance-based, shall remain outstanding following the Effective Time subject to the provisions of this Section 2.1(c). Schedule 2.1(c) hereto sets forth a true and complete list as of the date of this Agreement of all holders of outstanding options under both the InfoGation 1996 Option Plan and the InfoGation 2001 Option Plan, including the number of shares of InfoGation Common Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, InfoGation shall deliver to BSQUARE an updated Schedule 2.1(c) hereto current as of such date.

                           (ii)     At the Effective Time, the InfoGation
Options shall, by virtue of the Merger and without any further action on the part of InfoGation or any holder of the InfoGation Options, be assumed by BSQUARE in accordance with this Section 2.1(c). Each such InfoGation Option so assumed by BSQUARE under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the InfoGation Option Plan pursuant to which it was issued immediately prior to the Effective Time, except that (i) such InfoGation Option will be exercisable for that number of whole shares of BSQUARE Common Stock equal to the product of the number of shares of InfoGation Common Stock that were issuable upon exercise of such InfoGation Option immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio and rounded down to the nearest whole number of shares of BSQUARE Common Stock, and (ii) the per share exercise price for the shares of BSQUARE Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of InfoGation Common Stock at which such InfoGation Option was exercisable immediately prior to the Effective Time by the Common Stock Exchange Ratio, rounded up to the nearest whole cent.

                           (iii)    InfoGation has not taken, and shall not
take, any action that would result in the accelerated vesting, exercisability or payment of the InfoGation Options as a consequence of the execution of, or consummation of the transactions contemplated by, this Agreement. Consistent with the terms of the InfoGation 1996 Option Plan and the InfoGation 2001 Option Plan and the documents governing the outstanding options under such InfoGation Option Plans, the Merger will not terminate any of the outstanding InfoGation Options or accelerate the vesting, exercisability or payment of such InfoGation Options or the shares of BSQUARE Common Stock which will be subject to those options upon Gumpdrop's assumption of the InfoGation Options in the Merger.

                           (iv)     It is the intention of the parties that the
InfoGation Options assumed by BSQUARE following the Effective Time qualify as incentive stock options as defined in Section 422 of the Code to the extent such InfoGation Options qualified as incentive stock options prior to the Effective Time. As soon as practicable after the Effective Time, BSQUARE will issue to each person who, immediately prior to the Effective Time, was a holder of a InfoGation Option under either of the InfoGation Option Plans, a written document evidencing the foregoing assumption of such InfoGation Option by BSQUARE.

                           (v)      Without limiting the foregoing, effective
immediately prior to the Effective Time and contingent upon consummation of the Merger, all outstanding InfoGation Warrants (as defined below), to the extent not exercised prior to the Effective Time and excluding the InfoGation Options not specifically assumed pursuant to this Section 2.1(c), shall terminate in their entirety by virtue of the Merger and without any action on the part of InfoGation, BSQUARE, Sub or the holder thereof. "InfoGation Warrants" shall mean all warrants or other rights to acquire any shares InfoGation Capital Stock outstanding immediately prior to the Effective Time, including, without limitation, the Series B-2 Option (as defined below) and the InfoGation Series C Preferred Stock Warrants (as defined below).

         2.2 Escrow Agreement. At the Effective Time, BSQUARE will, on behalf of the holders of InfoGation Series B-1 and Series C Preferred Stock entitled to receive the Cash Consideration pursuant to Section 2.1 of this Agreement (collectively the "Cash Consideration Stockholders") and on behalf of the holders of InfoGation Common Stock and InfoGation Series B-1, Series B-2 and Series C Preferred Stock entitled to receive shares of BSQUARE Common Stock pursuant to Section 2.1 of this Agreement (collectively the "Stock Consideration Stockholders"), deposit in escrow $300,000 in cash (the "Escrow Cash") and certificates (the "Escrow Shares") representing ten percent (10%) of the total number of shares of BSQUARE Common Stock issuable pursuant to
Section 2.1 of this Agreement (the "Total Consideration Shares"). The Escrow Cash shall be held in escrow for the benefit of the Cash Consideration Stockholders in accordance with each such stockholder's Pro Rata Cash Portion (as defined below). The "Pro Rata Cash Portion" shall mean, as to any stockholder, that number equal to the fraction (a) having a numerator equal to the aggregate Series B-1 Cash Consideration or Series C Cash Consideration, as applicable, owing to such stockholder pursuant to Sections 2.1(b)(i)(B) or (D), as applicable, and (b) having a denominator equal to 3,000,000 less any Additional Fees (as defined in Section 9.3 of this Agreement). The Escrow Shares shall be held in escrow and registered in the names of the Stock Consideration Stockholders in accordance with each such stockholder's Pro Rata Stock Portion (as defined below). The "Pro Rata Stock Portion" shall mean, as to any stockholder, that number of shares equal to the fraction (a) having a numerator equal to the aggregate number of shares of BSQUARE Capital Stock issuable to such stockholder pursuant to Sections 2.1(b)(i)(A), (B), (C) or (D), as applicable and (b) having a denominator equal to the Total Consideration Shares. The Escrow Cash and Escrow Shares (collectively, the "Escrow Funds") deposited into escrow pursuant to this Section 2.2 shall be held and applied pursuant to the provisions of an escrow agreement in the form attached hereto as Exhibit A (the "Escrow Agreement") to be executed pursuant to Section 7.5 of this Agreement. The Escrow Funds shall be maintained in escrow for the purpose of satisfying claims brought pursuant to Article X of this Agreement and for the period of time set forth in Article X and the Escrow Agreement. No contribution to the escrow shall be made in respect of any InfoGation Options. All calculations to determine the number of Escrow Shares to be delivered by each Stock Consideration Stockholder into escrow shall be rounded down to the nearest whole share. Any shares of BSQUARE Common Stock issued by reason of any reclassification, stock split, stock dividend or stock combination of the Escrow Shares shall be deposited into escrow and held as Escrow Funds hereunder.

         2.3 Appraisal Rights.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of InfoGation Capital Stock held by a holder who has demanded an appraisal of such shares' value in accordance with Section 262 of the Delaware Law or Chapter 13 of the California Corporations Code (the "CCC"), and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights, or may become owned by "dissenters" ("Dissenting Shares") within the meaning of Delaware Law and/or Chapter 13 of CCC, shall not be converted into or represent a right to receive BSQUARE Common Stock pursuant to
Section 2.1, and the holder or holders of such Dissenting Shares shall be entitled only to such rights as may be granted to such holder or holders in
Section 262 of the Delaware Law or Chapter 13 of the California Corporations Code; provided, however, that if the status of any Dissenting Shares shall not be perfected in accordance with Section 262 of the Delaware Law and/or Chapter 13 of CCC, or if they lose their status as Dissenting Shares, then, as of the later of the Effective Time or the time of the failure to perfect such status or upon the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) BSQUARE Common Stock and Cash Consideration, if any, issuable in accordance with this Article II.

                  (b) InfoGation shall give BSQUARE (i) prompt notice of any written demand received by InfoGation to require InfoGation to purchase Dissenting Shares pursuant to Section 262 of the Delaware Law and/or Chapter 13 of CCC and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand. InfoGation shall not, except with the prior written consent of BSQUARE, voluntarily make any payment with respect to any such demands or offer to settle or compromise any such demands.

         2.4 Exchange of Certificates; No Further Ownership Rights in InfoGation Capital Stock.

                  (a) From and after the Effective Time, each holder of an outstanding certificate or certificates ("Certificates") which represented shares of InfoGation Capital Stock shall have the right to surrender each Certificate to BSQUARE (or at BSQUARE's option, to an exchange agent to be appointed by BSQUARE), and receive promptly in exchange for all Certificates held by such holder (1) a certificate representing the number of whole shares of BSQUARE Common Stock (other than the Escrow Shares) into which the InfoGation Capital Stock evidenced by the Certificates so surrendered has been converted pursuant to the provisions of Article II of this Agreement and (2) with respect to the Cash Consideration Stockholders only, the Cash Consideration (other than the Escrow Cash). The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in such form as may be reasonably specified by BSQUARE (which shall specify, among other things, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by BSQUARE (or, if applicable, the exchange agent)). Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of InfoGation Capital Stock shall be deemed for all corporate purposes to evidence the right to receive the number of whole shares of BSQUARE Common Stock into which the shares of InfoGation Capital Stock have been converted and, with respect to the Cash Consideration Stockholders only, the Cash Consideration, but shall, subject to applicable appraisal rights under the Delaware Law, Chapter 13 of the CCC and Section 2.3 hereof, have no other rights. Subject to applicable appraisal rights under Delaware Law, Chapter 13 of the CCC and Section 2.3 hereof, from and after the Effective Time, the holders of shares of InfoGation Capital Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the BSQUARE Common Stock into which such shares of InfoGation Capital Stock have been converted and, with respect to the Cash Consideration Stockholders only, the Cash Consideration. From and after the Effective Time, there shall be no further registration of transfers on the records of InfoGation of shares of InfoGation Capital Stock.

                  (b) If any shares of BSQUARE Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers and (ii) the person requesting such transfer shall pay BSQUARE, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of BSQUARE that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, none of BSQUARE, InfoGation, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, BSQUARE shall issue in exchange for such lost, stolen or destroyed Certificate the shares of BSQUARE Common Stock issuable in exchange therefor pursuant to the provisions of Article II of this Agreement. BSQUARE's exchange agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to BSQUARE an indemnity agreement and/or bond against any claim that may be made against BSQUARE with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  (d) BSQUARE agrees to make available to its exchange agent the Total Consideration Shares less the aggregate number of Escrow Shares (which Escrow Shares will be deposited with the Escrow Agent (as defined in Section 10.2) pursuant to Section 2.2) and the Cash Consideration less the Escrow Cash (which Escrow Cash will be deposited with the Escrow Agent (as defined in Section 10.2) pursuant to Section 2.2).

                  (e) The provisions of this Section 2.4 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of BSQUARE under this Section 2.4 shall commence on the date of loss of such status.

         2.5 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to BSQUARE Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of BSQUARE Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of BSQUARE Common Stock issued in exchange therefor, without interest (a) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of BSQUARE Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of BSQUARE Common Stock.

         2.6 No Fractional Shares. No fraction of a share of BSQUARE Common Stock will be issued, but in lieu thereof each holder of shares of InfoGation Capital Stock who would otherwise be entitled to a fraction of a share of BSQUARE Common Stock (after aggregating all fractional shares of BSQUARE Common Stock to be received by such holder) shall receive from BSQUARE an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $3.05.

         2.7 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

         2.8 Restricted Securities. The shares of BSQUARE Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and each certificate representing any such shares shall, until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

         2.9 Deductions; Withholdings. BSQUARE and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder of InfoGation Capital Stock pursuant to this Agreement such amounts as BSQUARE or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person or entity to whom such amounts would otherwise have been paid.

         2.10 Further Action. If, at any time after the Effective Time, any further action is determined by BSQUARE to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or BSQUARE with full right, title and possession for and to all rights and property of Sub and InfoGation, the officers and directors of the Surviving Corporation and BSQUARE shall be fully authorized to take such action.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF INFOGATION

         InfoGation and Kent Pu, jointly and severally, each represent and warrant to BSQUARE and Sub that the statements contained in this Article III are true and correct, except as expressly set forth in the disclosure schedule delivered by InfoGation to BSQUARE on or before the date of this Agreement (the "InfoGation Disclosure Schedule"). The InfoGation Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III.

         3.1 Organization of InfoGation. InfoGation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary, which jurisdictions are set forth in the InfoGation Disclosure Schedule. The InfoGation Disclosure Schedule contains a true and complete listing of the locations of all sales offices, development facilities, and any other offices or facilities of InfoGation and a true and complete list of all states in which InfoGation maintains any employees. The InfoGation Disclosure Schedule contains a true and complete list of all states in which InfoGation is duly qualified or licensed to transact business as a foreign corporation.

         3.2 InfoGation Capital Structure.

                  (a) The authorized capital stock of InfoGation consists of 34,650,000 shares of capital stock, of which 21,000,000 are designated as InfoGation Common Stock and 13,650,000 shares of have been designated as InfoGation Preferred Stock, of which 7,000,000 shares are designated as InfoGation Series B-1 Preferred Stock, 1,250,000 shares are designated InfoGation Series B-2 Preferred Stock and 5,400,000 shares are designated InfoGation Series C Preferred Stock. As of the date of this Agreement, there are
(i) 4,217,676 shares of InfoGation Common Stock, 7,000,000 shares of InfoGation Series B-1 Preferred Stock, 800,000 shares of InfoGation Series B-2 Preferred Stock and 2,103,662 shares of InfoGation Series C Preferred Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and none of which are subject to preemptive or repurchase rights or rights of first refusal created by applicable law, contract or otherwise; (ii) an outstanding option to purchase up to 450,000 shares of InfoGation Series B-2 Preferred Stock issued to Kent Pu (the "Series B-2 Option"); (iii) outstanding warrants to purchase up to 3,048,777 shares of InfoGation Series C Preferred Stock (the "InfoGation Series C Preferred Stock Warrants"); (iv) 9,903,662 shares of InfoGation Common Stock reserved for future issuance upon conversion of the InfoGation Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock; (v) 1,186,325 shares of InfoGation Common Stock reserved for future issuance pursuant to InfoGation Options granted and outstanding under the InfoGation Option Plans; (vi) 1,575,864 shares of InfoGation Common Stock reserved for issuance upon exercise of options available to be granted in the future under the InfoGation Option Plans; (vii) 450,000 shares of InfoGation Series B-2 Preferred Stock reserved for issuance upon the exercise of the Series B-2 Option; (viii) 3,048,777 shares of InfoGation Series C Preferred Stock reserved for issuance upon the exercise of the InfoGation Series C Preferred Stock Warrants; (ix) 450,000 shares of InfoGation Common Stock reserved for issuance upon the conversion of the InfoGation Series B-2 Preferred Stock issuable upon the exercise of the Series B-2 Option; and (x) 3,048,777 shares of InfoGation Common Stock reserved for issuance upon the conversion of the InfoGation Series C Preferred Stock issuable upon exercise of the InfoGation Series C Preferred Stock Warrants. The issued and outstanding shares of InfoGation Common Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series C Preferred Stock are held of record by the stockholders of InfoGation as set forth and identified on Schedule 3.2(a) of the InfoGation Disclosure Schedule, and that schedule lists each stockholder's state of residence opposite such stockholder's name. The issued and outstanding InfoGation Options are held of record by the optionholders identified in the amounts and subject to the vesting schedules set forth on Schedule 3.2(a) of the InfoGation Disclosure Schedule, which lists each state of residence opposite such optionholder's name. The Series B-2 Option is held of record by Kent Pu. The issued and outstanding InfoGation Series C Preferred Stock

Warrants are held of record by the warrantholders as set forth and identified on
Schedule 3.2(a) of the InfoGation Disclosure Schedule, which lists each warrantholder's state of residence opposite such warrantholder's name. All shares of InfoGation Common Stock subject to issuance as specified above, upon issuance on the terms and conditions (including payment) specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and shall not be subject to preemptive or repurchase rights or rights of first refusal created by applicable law, contract or otherwise. All shares of InfoGation Common Stock subject to issuance upon the conversion of InfoGation Series B-1, Series B-2 and Series C Preferred Stock and upon the exercise of InfoGation Options and all shares of InfoGation Series B-2 Preferred Stock subject to issuance upon exercise of the Series B-2 Option and InfoGation Series C Preferred Stock subject to issuance upon exercise of the InfoGation Series C Preferred Stock Warrants, upon issuance on the terms and conditions (including payment) specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and shall not be subject to preemptive or repurchase rights or rights of first refusal created by applicable law, contract or otherwise. Except as set forth in Schedule 3.2(a) of the InfoGation Disclosure Schedule, all outstanding shares of InfoGation Capital Stock and outstanding InfoGation Options, InfoGation Warrants, the Series B-2 Option and InfoGation Series C Preferred Stock Warrants (collectively "InfoGation Securities") were issued in compliance with applicable federal and state securities laws. Except as set forth in the InfoGation Disclosure Schedule, there are no obligations, contingent or otherwise, of InfoGation to repurchase, redeem or otherwise acquire or issue or sell any shares of InfoGation Capital Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. Except as otherwise provided herein or in the InfoGation Disclosure Schedule, there are no other shares of InfoGation Capital Stock authorized, issued and outstanding. An updated Schedule 3.2(a) reflecting changes permitted by this Agreement in the capitalization of InfoGation between the date hereof and the Effective Time shall be delivered by InfoGation to BSQUARE on the Closing Date.

         3.3 Authority; No Conflict; Required Filings and Consents.

                  (a) InfoGation has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents (as defined below) to which it is or will become a party and to consummate the transactions contemplated in this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated in this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of InfoGation, subject only to the approval of the Merger by InfoGation's stockholders under the provisions of Delaware Law and InfoGation's certificate of incorporation. This Agreement has been and such Transaction Documents have been or, to the extent not executed by InfoGation as of the date hereof, will be duly executed and delivered by InfoGation. This Agreement and each of the Transaction Documents to which InfoGation is a party constitutes, and each of the Transaction Documents to which InfoGation will become a party, when executed and delivered by InfoGation, will constitute, the valid and binding obligation of InfoGation, enforceable against InfoGation in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. For purposes of this Agreement, "Transaction Documents" means the Washington Articles of Merger, the Delaware Certificate of Merger and the Escrow Agreement.

                  (b) The execution and delivery by InfoGation of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated in this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of InfoGation, each as amended to date
(ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which InfoGation is a party or by which it or any of its properties or assets may be bound, or
(iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to InfoGation or any of its properties or assets, except in the case of (ii) and
(iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), property or results of operations (a "Material Adverse Effect") of InfoGation.

                  (c) None of the execution and delivery by InfoGation of this Agreement or of any other Transaction Document to which InfoGation is or will become a party or the consummation of the transactions contemplated in this Agreement or any such Transaction Document will require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), except for (i) the filing of the Washington Articles of Merger with the Secretary of State of the State of Washington (ii) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on InfoGation, all of which consents are listed on the InfoGation Disclosure Schedule.

         3.4 Financial Statements; Absence of Undisclosed Liabilities.

                  (a) InfoGation has delivered to BSQUARE copies of InfoGation's unaudited balance sheet as of January 31, 2002 (the "Most Recent Balance Sheet") and unaudited statements of operations, shareholders' equity and cash flows for the ten-month period then-ended (together with the Most Recent Balance Sheet, the "InfoGation Interim Financials") and InfoGation's audited balance sheets as of March 31, 2001, 2000, and 1999 and the related audited statements of operations, shareholders' equity and cash flows for the years ended March 31, 2001, 2000 and 1999, respectively (together with the InfoGation Interim Financials, the "InfoGation Financial Statements"). The InfoGation Financial Statements are attached as Schedule 3.4(a) of the InfoGation Disclosure Schedule.

                  (b) Other than as set forth on the InfoGation Disclosure Schedule, the InfoGation Financial Statements were prepared in accordance with the books and records of InfoGation and present fairly in all material respects the financial position, results of operations and cash flows of InfoGation as of their historical dates and for the periods indicated, subject, in the case of the InfoGation Interim Financials, to normal year-end audit adjustments. The InfoGation Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, except to the extent required by changes in generally accepted accounting principles or as may be indicated in the notes thereto and except to the extent that the InfoGation Interim Financials do not include footnotes that would be required by generally accepted accounting principles. The reserves, if any, reflected on the InfoGation Financial Statements are adequate in light of the contingencies with respect to which they were made.

                  (c) InfoGation has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Most Recent Balance Sheet, except for those that would not reasonably be required, in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, to be included in a balance sheet or the notes thereto. All debts, liabilities and obligations incurred after the date of the Most Recent Balance Sheet were incurred in the ordinary course of business and are not material either individually or in the aggregate to InfoGation or its business.

         3.5 Tax Matters.

                  (a) For purposes of this Section 3.5 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

                           (i)      The term "Taxes" shall mean all taxes,
however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                           (ii)     The term "Returns" shall mean all reports,
estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

                  (b) All material Returns required to be filed prior to the date hereof by or on behalf of InfoGation have been duly filed on a timely basis, and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made prior to the date hereof by or on behalf of InfoGation under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Most Recent Balance Sheet, and no other Taxes are payable by InfoGation with respect to items or periods covered by such Returns (whether or not shown on such Returns). InfoGation currently is not the beneficiary of any extension of time within which to file any Return. InfoGation has withheld and paid over all Taxes required to have been withheld and paid over prior to the date hereof, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. No claim has ever been made by any authority in a jurisdiction where InfoGation does not file Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of InfoGation with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that InfoGation is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Most Recent Balance Sheet. InfoGation has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, nor does it have any liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract or otherwise. InfoGation has not at any time been a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

                  (c) The amount of InfoGation's liability for unpaid Taxes (whether or not shown on any Returns) for all periods through the date of the Most Recent Balance Sheet does not, in the aggregate, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) reflected on the Most Recent Balance Sheet (rather than in any notes thereto), and the Most Recent Balance Sheet reflects proper accrual in accordance with generally accepted accounting principles applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes has been incurred (or prior to Closing will be incurred) by InfoGation since such date other than in the ordinary course of business.

                  (d) InfoGation has furnished to BSQUARE true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of InfoGation relating to Taxes, and (ii) all federal and state income or franchise tax Returns, state sales and use tax Returns and business and occupation tax Returns for or including InfoGation for all periods since the inception of InfoGation. InfoGation is not required to file Returns in any state other than states for which Returns have been duly filed and furnished to BSQUARE.

                  (e) The Returns of or including InfoGation have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to InfoGation's knowledge, threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (in writing), and InfoGation has not received notice (in writing) that it has not filed a Return or paid Taxes required to be filed or paid. InfoGation is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or, to the knowledge of InfoGation, overtly threatened (either in writing or orally, formally or informally) against InfoGation or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of InfoGation. InfoGation has disclosed on its federal and state income and franchise tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code or comparable provisions of applicable state, local, foreign or other tax laws.

                  (f) InfoGation will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:
(i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

                  (g) InfoGation is not, nor has it ever been, a party to any tax sharing agreement.

                  (h) InfoGation has not been a "distributing corporation" or a "controlled corporation" in a transaction described in Section 355(a) of the Code (x) in the two years prior to the date of this Agreement; or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (i) InfoGation is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and BSQUARE is not required to withhold tax by reason of Section 1445 of the Code. InfoGation is not a "consenting corporation" under Section 341(f) of the Code. InfoGation has not entered into any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate (x) in a nondeductible expense to InfoGation pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code or (y) in an amount that will not be fully deductible as a result of Section 162(m) or Section 404 of the Code. InfoGation is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the regulations thereunder. InfoGation is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

         3.6 Absence of Certain Changes or Events. Since January 31, 2002, other than as set forth on the InfoGation Disclosure Schedule, InfoGation has not:

                  (a) suffered any Material Adverse Effect;

                  (b) suffered any damage, destruction or loss, other than operating losses included in the ordinary course of business and consistent with recent periods, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on InfoGation;

                  (c) granted or agreed to make any increase in the compensation payable or to become payable by InfoGation to its officers or employees;

                  (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of InfoGation or declared any direct or indirect redemption, retirement, purchase or other acquisition by InfoGation of such shares;

                  (e) issued any shares of capital stock of InfoGation or any warrants, rights, options or entered into any commitment relating to the shares of InfoGation, except for the grant of InfoGation Options pursuant to the InfoGation Option Plans in the ordinary course of business and consistent with recent periods and the issuance of shares of InfoGation capital stock pursuant to the exercise of InfoGation Options set forth on the InfoGation Disclosure Schedule;

                  (f) except as required by generally accepted accounting principles, made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

                  (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property with an individual net book value in excess of One Thousand Dollars ($5,000);

                  (h) sold, assigned, transferred or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset;

                  (i) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 3.7);

                  (j) made any capital expenditure or commitment for capital expenditure individually in excess of Five Thousand Dollars ($5,000) or in the aggregate in excess of Fifteen Thousand Dollars ($15,000);

                  (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates (as defined in Section 3.16), officers, directors or stockholders or any affiliate of any of the foregoing;

                  (l) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the InfoGation Disclosure Schedule; or

                  (m) agreed to take any action described in this Section 3.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations of InfoGation contained in this Agreement.

         3.7 Title and Related Matters. InfoGation has good and valid title to all its properties, interests in properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable. The equipment of InfoGation used in the operation of its business is, taken as a whole, (a) adequate for the business conducted by InfoGation and (b) in good operating condition and repair, ordinary wear and tear excepted. All personal property leases to which InfoGation is a party are valid, binding, enforceable against the parties thereto and in effect in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally and by principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. There is not under any of such leases any existing default by InfoGation or event of default or event which, with notice or lapse of time or both, would constitute a default by InfoGation or, to the knowledge of InfoGation, any existing default by any other party to such leases or event of default or event which, with notice or lapse of time or both, would constitute a default by any other party to such leases. The InfoGation Disclosure Schedule contains a description of all items of personal property with an individual net book value in excess of Fifteen Thousand Dollars ($15,000) and real property leased or owned by InfoGation, describing its interest in said property. True and correct copies of InfoGation's real property and personal property leases have been provided to BSQUARE or its representatives.

         3.8 Proprietary Rights.

                  (a) InfoGation owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use all copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights and, to InfoGation's knowledge, patents, used in the conduct of InfoGation's business as conducted to the date of this Agreement or as proposed to be conducted, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of InfoGation's World Wide Web sites (including www.InfoGation and the other domain names listed in Section 3.8(a) of the InfoGation Disclosure Schedule) and InfoGation's products and services (collectively, including such Web sites, the "InfoGation Proprietary Rights"), free and clear of all liens, claims and encumbrances (excluding licensing and distribution rights listed in the InfoGation Disclosure Schedule). Such InfoGation Proprietary Rights are sufficient for the conduct of InfoGation's business as currently conducted and as proposed to be conducted. The InfoGation Disclosure Schedule contains an accurate and complete (i) description of all patents and patent applications, registered trademarks and trademark applications, registrations or applications for trade names, Internet domain names and registered copyrights included in the InfoGation Proprietary Rights (collectively, "Registered Intellectual Property"), including the jurisdictions in which each such InfoGation Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed,
(ii) list of all licenses and other agreements with third parties (the "Third-Party Licenses") relating to any patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that InfoGation is licensed or otherwise authorized by such third parties to use, market, or distribute (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "Third-Party Technology"), other than non-exclusive, object code licenses of software generally available to the public under standard form shrinkwrap or clickwrap license agreements that are both (A) currently generally publicly available and (B) do not relate to software that InfoGation is redistributing in whole or in part, and (iii) list of all licenses and other agreements with third parties relating to any information, compilations, data lists or databases that InfoGation is licensed or otherwise authorized by such third parties to use, market, disseminate or distribute. All of InfoGation's patents and patent applications are subsisting and all necessary registration, maintenance and renewal fees in connection with such InfoGation patents and patent applications have been paid and all necessary documents and certificates in connection with such InfoGation patents and patent applications have been filed with the relevant patent or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such InfoGation Intellectual Property Rights. To InfoGation's knowledge, all of InfoGation's Registered Intellectual Property is valid and in full force and effect, and except as set forth on the InfoGation Disclosure Schedule, the consummation of the transactions contemplated in this Agreement will not alter or impair any such rights. Other than as set for the in the Third-Party Licenses, there are no royalties, license fees or other payments payable by InfoGation to any third party (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, license, distribution, sale or practice of any InfoGation Proprietary Rights by InfoGation or any of its licensees and none shall become payable as a result of the consummation of the transactions contemplated by this Agreement. Except as set forth on the InfoGation Disclosure Schedule, no claims have been asserted or, to InfoGation's knowledge, threatened against InfoGation (and InfoGation is not aware of any claims which are likely to be asserted or threatened against InfoGation or which have been asserted or threatened against others relating to InfoGation Proprietary Rights) by any person challenging InfoGation's use, possession, manufacture, sale or distribution of InfoGation Proprietary Rights (including, without limitation, the Third-Party Technology and any technology embodying the InfoGation Proprietary Rights) or challenging or questioning the validity or effectiveness of any license or agreement to which InfoGation is a party relating thereto (including, without limitation, the Third-Party Licenses) or alleging a violation by InfoGation or any employee, consultant or agent of InfoGation of any person's or entity's privacy, personal or confidentiality rights. InfoGation knows of no valid basis for any claim of the type specified in the immediately preceding sentence which could in any way relate to or interfere with the continued enhancement and exploitation by InfoGation of any of the InfoGation Proprietary Rights. Neither the use or exploitation of any InfoGation Proprietary Rights (other than patents) or, to InfoGation's knowledge, the use or exploitation of any InfoGation patents, in InfoGation's business as currently conducted or as proposed to be conducted infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and InfoGation has not been served with a summons in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

                  (b) Except as set forth in Section 3.8(b) of the InfoGation Disclosure Schedule, InfoGation has not granted any third party any right to use, reproduce, distribute, market or exploit any of the InfoGation Proprietary Rights or any adaptations, translations, or derivative works based on the InfoGation Proprietary Rights or any portion thereof. Except with respect to the rights of third parties to the Third-Party Technology and except as set forth in the InfoGation Disclosure Schedule, no third party has any express right to use, reproduce, distribute, market or exploit any works or materials of which any of the InfoGation Proprietary Rights are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101. Except as set forth in Schedule 3.8(b) of the InfoGation Disclosure Schedule, InfoGation has not assigned or granted joint ownership rights to any software, technology or intellectual property developed by InfoGation.

                  (c) All material designs, drawings, specifications, source code, object code, scripts, documentation, flow charts, diagrams, data lists, databases, compilations and information incorporating, embodying or reflecting any of the InfoGation Proprietary Rights at any stage of their development (the "InfoGation Components") were written, developed and created solely and exclusively by full-time employees of InfoGation without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to InfoGation by means of valid and enforceable confidentiality and intellectual property rights assignment agreements, copies of which have been delivered to BSQUARE.

                  (d) To InfoGation's knowledge, no employee, contractor or consultant of InfoGation is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with InfoGation or, to InfoGation's knowledge, any other party because of the nature of the business conducted by InfoGation or proposed to be conducted by InfoGation. The InfoGation Disclosure Schedule lists all employees, contractors and consultants who have participated in any way in the development of any material portion of the InfoGation Proprietary Rights. To InfoGation's knowledge, the employment of any employee of InfoGation or the use by InfoGation of the services of any consultant or independent contractor does not subject InfoGation to any liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for InfoGation, whether such liability is based on contractual or other legal obligations to such third party

                  (e) Each person presently or previously employed by InfoGation (including independent contractors, if any) with access authorized by InfoGation to confidential information of InfoGation has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to BSQUARE or its representatives.

                  (f) No product liability or warranty claims have been communicated in writing to or threatened against InfoGation.

                  (g) To InfoGation's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any InfoGation Proprietary Rights, or any Third-Party Technology to the extent licensed by or through InfoGation, by any third party, including any employee or former employee of InfoGation. InfoGation has not entered into any agreement to indemnify any other person against any charge of infringement of any InfoGation Proprietary Rights except in the ordinary course of business pursuant to agreements listed in
Schedule 3.8(b) of the InfoGation Disclosure Schedule.

                  (h) InfoGation has taken all steps customary and reasonable in the industry to protect and preserve the confidentiality and proprietary nature of all InfoGation Proprietary Rights and other confidential information not otherwise protected by issued patents ("Confidential Information"). All use and disclosure to a third party by InfoGation of Confidential Information owned by InfoGation has been pursuant to the terms of a written agreement between InfoGation and such third party. To InfoGation's knowledge, all use and disclosure to a third party by another party pursuant to rights granted to it by InfoGation of Confidential Information owned by InfoGation has been pursuant to the terms of a written agreement between such other party and such third party, and all use and disclosure by InfoGation of Confidential Information not owned by InfoGation has been pursuant to the terms of a written agreement between InfoGation and the owner of such Confidential Information, or is otherwise lawful.

                  (i) Neither InfoGation nor any other party acting on its behalf has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party of, any InfoGation Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or would reasonably be expected to, result in the disclosure or delivery by InfoGation or any other party acting on their behalf to any party of any InfoGation Source Code. Schedule 3.8(h) identifies each contract, agreement, arrangement, commitment or undertaking (whether written or oral) pursuant to which InfoGation has deposited, or is or may be required to deposit, with an escrow holder or any other party, any InfoGation Source Code and further describes whether the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated by this Agreement, in and of itself, would reasonably be expected to result in the release from escrow of any InfoGation Source Code. As used in this Section 3.8(i), "InfoGation Source Code" means, collectively, any software source code, or any portion or aspect of the software source code that embodies any InfoGation Proprietary Rights or any other product marketed or currently under development by InfoGation.

                  (j) No government funding; facilities of a university, college, other educational institution or research center; or funding from third parties (other than funds received in consideration for InfoGation capital stock) was used in the development of the computer software programs or applications owned by InfoGation. Except as set forth on Schedule 3.8(j), no current or former employee, consultant or independent contractor of InfoGation, who was involved in, or who contributed to, the creation or development of any InfoGation Proprietary Rights, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for InfoGation.

                  (k) No Public Software (as defined below) forms part of the InfoGation Proprietary Rights or was or is used in connection with the development of any InfoGation Proprietary Right, incorporated in whole or in part, or has been distributed, in whole or in part, in conjunction with any InfoGation Proprietary Right. As used in this Section 3.8(k), "Public Software" means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU's General Public License (GPL) or Lesser/Library GPL (LGPL),
(ii) the Artistic License (e.g., PERL), (iii) the Mozilla Public License, (iv) the Netscape Public License, (v) the Sun Community Source License (SCSL), (vi) the Sun Industry Standards License (SISL), (vii) the BSD License and (viii) the Apache License

         3.9 Employee Benefit Plans.

                  (a) The InfoGation Disclosure Schedule lists, with respect to InfoGation and any trade or business (whether or not incorporated) which is treated as a single employer with InfoGation (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") to which InfoGation and/or an ERISA Affiliate contribute or which they sponsor or maintain or by which they are otherwise bound, (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of InfoGation and/or an ERISA Affiliate and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, independent contractor, consultant or director of InfoGation and/or an ERISA Affiliate, as to which (with respect to any of items (i) through (v) above) any potential liability is borne by InfoGation and/or an ERISA Affiliate (together, the "InfoGation Employee Plans"). Each InfoGation Employee Plan has been duly adopted by InfoGation.

                  (b) InfoGation has delivered to BSQUARE or its representatives a copy of each of the InfoGation Employee Plans and related trust documents, insurance policies or contracts, employee booklets and summary plan descriptions, and, to the extent still in its possession, any material employee communications related thereto, and has, with respect to each InfoGation Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years, including all schedules thereto and financial statements with attached opinions of independent auditors. Any InfoGation Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under the Code or applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination and each trust under such InfoGation Employee Plan is exempt from tax under Section 501(a) of the Code. InfoGation has also furnished BSQUARE with the most recent Internal Revenue Service determination letter issued with respect to each such InfoGation Employee Plan, and, to the knowledge of InfoGation, nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any InfoGation Employee Plan subject to Code Section 401(a) or the loss of the tax-qualified status of any trust thereunder.

                  (c) (i) None of the InfoGation Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except to the extent mandated by applicable law, including, without limitation, Sections 601 through 609 of ERISA and Section 4980B(f) of the Code; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975(c)(1) of the Code, for which an exemption is not available, with respect to any InfoGation Employee Plan that is a "plan" within the meaning of Section 4975(c)(1) of the Code or an "employee benefit plan" within the meaning of Section 3(3) of ERISA; (iii) each InfoGation Employee Plan has been administered in all material respects in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and InfoGation and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default under or in material violation of, and have no knowledge of any material default or violation by any other party to, any of the InfoGation Employee Plans; (iv) neither InfoGation nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code with respect to any of the InfoGation Employee Plans; (v) all contributions required to be made by InfoGation or any ERISA Affiliate to any InfoGation Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each InfoGation Employee Plan for the current plan years; and (vi) no InfoGation Employee Plan is covered by, and neither InfoGation nor any ERISA Affiliate has incurred or expects to incur any material liability under, Title IV of ERISA or
Section 412 of the Code. With respect to each InfoGation Employee Plan subject to ERISA as either an employee pension benefit plan within the meaning of
Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, InfoGation has prepared in good faith and timely filed all requisite governmental reports (which, to the knowledge of InfoGation, were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such InfoGation Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of InfoGation is threatened, against or with respect to any such InfoGation Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither InfoGation nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

                  (d) With respect to each InfoGation Employee Plan that is a "group health plan" within the meaning of the Code and ERISA, InfoGation has complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the regulations thereunder, (ii) the applicable requirements of the Family and Medical Leave Act of 1993, as amended, and the regulations thereunder, (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended ("HIPAA"), and the temporary regulations thereunder, (iv) the Women's Health and Cancer Rights Act, and any regulations thereunder, (v) the Mental Health Parity Act, and any regulations thereunder, (vi) the Newborns and Mothers Health Protection Act, and any regulations thereunder, and (vii) any other federal and state laws or regulations applicable to such plans..

                  (e) The consummation of the transactions contemplated in this Agreement will not (i) entitle any current or former employee or other service provider of InfoGation or an ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

                  (f) There has been no amendment to, written interpretation or announcement (whether or not written) by InfoGation or other ERISA Affiliate relating to, or change in participation or coverage under, any InfoGation Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the InfoGation Financial Statements.

         3.10 Bank Accounts. The InfoGation Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which InfoGation maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

         3.11     Contracts.

                  (a) A list of (i) all contracts to which InfoGation is a party which involves payment by InfoGation of Ten Thousand Dollars ($10,000) or more in any calendar year (excluding any employment agreements), (ii) each material agreement, credit agreement or other instrument relating to the borrowing of money by InfoGation or the guarantee by InfoGation of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business) or (iii) any other contract or agreement or amendment thereto that (A) is material to the business, financial condition or results of operations of InfoGation, or (B) places any material restrictions on the ability of InfoGation to engage in any business activity (collectively, the "Material Contracts") is set forth in the InfoGation Disclosure Schedule. Except as identified therein and as set forth in the InfoGation Disclosure Schedule:

                           (i)      InfoGation has no agreements, contracts or
commitments that provide for the sale, assignment or distribution by InfoGation of any InfoGation Proprietary Rights. Without limiting the foregoing, except as set forth on the InfoGation Disclosure Schedule, InfoGation has not granted to any third party (including, without limitation, original equipment manufacturers ("OEMs") and site-license customers) any rights to use, reproduce, manufacture or distribute any of the InfoGation Proprietary Rights, nor has InfoGation granted to any third party any exclusive rights of any kind (including, without limitation, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the InfoGation Proprietary Rights), nor has InfoGation granted any third party any right to market any of the InfoGation Proprietary Rights under any private label or "OEM" arrangements, nor has InfoGation granted any license of any InfoGation trademarks or service marks.

                           (ii)     InfoGation has no agreements, contracts or
commitments that call for fixed and/or contingent payments or expenditures by or to InfoGation (including, without limitation, any advertising or revenue sharing arrangement).

                           (iii)    InfoGation has no outstanding sales or
advertising contract, commitment or proposal.

                           (iv)     InfoGation has no outstanding agreements,
contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by InfoGation "at will" and without liability, penalty or premium.

                           (v)      InfoGation has no employment, independent
contractor or similar agreement, contract or commitment that is not terminable on 30 days' notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

                           (vi)     InfoGation has no currently effective
collective bargaining or union agreements, contracts or commitments.

                           (vii)    InfoGation is not restricted by agreement
from competing with any person or from carrying on its business anywhere in the world.

                           (viii)   InfoGation has not guaranteed any
obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

                           (ix)     InfoGation has no outstanding loan or
advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by InfoGation of any sum.

                           (x)      InfoGation has no agreements providing for
the development of any software, content (including textual content and visual, photographic or graphics content), technology or intellectual property.

         True, correct and fully executed copies of each document or instrument listed on the InfoGation Disclosure Schedule pursuant to this Section 3.11(a) have been provided to BSQUARE or its representatives.

                  (b) All of the Material Contracts listed on the InfoGation Disclosure Schedule are valid, binding, in full force and effect, and, to the knowledge of InfoGation, enforceable by InfoGation in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. Except as disclosed in the InfoGation Disclosure Schedule, no Material Contract contains any liquidated damages or similar provision. To the knowledge of InfoGation, except as disclosed in the InfoGation Disclosure Schedule, no party to any such Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

                  (c) InfoGation is not in default under or in breach or violation of, nor, to InfoGation's knowledge, is there any valid basis for any claim of default by InfoGation under, or breach or violation by InfoGation of, any provision of any Material Contract. To InfoGation's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Material Contract.

                  (d) Except as specifically indicated on the InfoGation Disclosure Schedule, none of the Material Contracts provides for indemnification by InfoGation of any third party. No claims have been made or threatened that would require indemnification by InfoGation, and InfoGation has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

         3.12 Orders, Commitments and Returns. All accepted advertising arrangements entered into by InfoGation, and all material agreements, contracts, or commitments for the purchase of supplies by InfoGation, were made in the ordinary course of business. There are no oral contracts or arrangements for the sale of advertising or any other product or service by InfoGation.

         3.13 Compliance With Law. InfoGation and the operation of its business are in compliance with all laws and regulations applicable to the operation of its business except for any non-compliances that would not have a Material Adverse Effect on InfoGation. Neither InfoGation nor, to InfoGation's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. InfoGation has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. InfoGation has complied at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products except for non-compliances that would not have a Material Adverse Effect on InfoGation.

         3.14     Labor Difficulties; No Discrimination.

                  (a) InfoGation is not engaged in any unfair labor practice and is not in violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against InfoGation actually pending or, to the knowledge of InfoGation, threatened before the National Labor Relations Board or any comparable state agency. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of InfoGation, threatened against

InfoGation. To the knowledge of InfoGation, no union organizing activities are taking place with respect to the business of InfoGation. No grievance, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of InfoGation, no claims therefor exist. No collective bargaining agreement that is binding on InfoGation restricts it from relocating or closing any of its operations. InfoGation has not experienced any work stoppage.

                  (b) There is and has not been any claim against InfoGation or its officers or employees, or to InfoGation's knowledge, threatened against InfoGation or its officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortuous conduct, or based on actual or alleged breach of contract with respect to any person's employment by InfoGation, nor, to the knowledge of InfoGation, is there any basis for any such claim.

                  (c) There are no pending claims against InfoGation under any workers' compensation plan or policy or for long-term disability. Neither InfoGation nor any of its ERISA Affiliates has any material obligations under COBRA with respect to any former employees or qualified beneficiaries thereunder. InfoGation agrees to provide BSQUARE at the Effective Time with an updated list of "M&A qualified beneficiaries" (as defined in Treasury Regulation
Section 54.4980B-9 (Q&A-4). InfoGation is in material compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational health and safety in employment practices. InfoGation has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with the foregoing. InfoGation is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees. There are no controversies pending or, to the knowledge of InfoGation, threatened between InfoGation and any of its employees which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal.

         3.15 Trade Regulation. To InfoGation's knowledge, all of the prices charged by InfoGation in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or threatened in writing against InfoGation with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to InfoGation's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim against InfoGation.

         3.16 Insider Transactions. InfoGation is not indebted to any director, officer, employee or agent of InfoGation (except for amounts due in reimbursement of ordinary expenses), and no such person is indebted to InfoGation. Except as set forth in Section 3.16 of the Disclosure Schedule, no affiliate ("Affiliate") as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of InfoGation owns any asset that is used in the Company's business or has any relationship with InfoGation that would require disclosure under Item 404 of Regulation S-K under the Securities Act if InfoGation were subject to such regulation.

         3.17 Employees, Independent Contractors and Consultants. The InfoGation Disclosure Schedule lists all past and all currently effective written or oral consulting, independent contractor and/or employment agreements involving the development of InfoGation Proprietary Rights and all currently effective written or oral consulting, independent contractor and/or employment agreements (except for standard employee offer letters prepared by InfoGation and executed and delivered by InfoGation and its employees) and other material agreements concluded with individual employees, independent contractors or consultants to which InfoGation is or was a party. True and correct copies of all such written agreements and standard offer letters have been provided to BSQUARE or its representatives. To InfoGation's knowledge, no employees, independent contractors or consultants of InfoGation are in violation of any term of any employment agreement, consulting agreement, confidentiality agreement, inventions assignment agreement, or noncompetition agreement between InfoGation and such individual, or to InfoGation's knowledge, in violation of any restrictive covenant to a former employer relating to the right of any such individual to be employed or engaged by InfoGation because of the nature of the business conducted by InfoGation or to the use of trade secrets or proprietary information of others. To InfoGation's knowledge, all independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state Tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by InfoGation are in compliance with applicable federal, state and local laws. Also shown on the InfoGation Disclosure Schedule are the names, positions and salaries or rates of pay, including bonuses, of all persons presently employed by InfoGation.

         3.18 Insurance. The InfoGation Disclosure Schedule contains a list of the policies of fire, liability and other forms of insurance currently held by InfoGation, and all claims made by InfoGation under such policies. To its knowledge, InfoGation has not done anything, either by way of action or inaction, that might invalidate such policies in whole or in part. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and InfoGation is otherwise in compliance with the terms of such policies and bonds.

         3.19 Accounts Receivable. The accounts receivable of InfoGation, as shown on the Most Recent Balance Sheet and as set forth on the InfoGation Disclosure Schedule, were incurred in the ordinary course of business.

         3.20 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of InfoGation, threatened against InfoGation or any of its properties or any of its officers, directors, employees or agents (in their capacities as such). There is no judgment, decree or order against InfoGation, or, to the knowledge of InfoGation, any of its directors, officers, employees or agents (in their capacities as such). To InfoGation's knowledge, no circumstances exist that could reasonably be expected to result in a claim against InfoGation as a result of the conduct of InfoGation's business (including, without limitation, any claim of infringement of any intellectual property right). The matters described in this Section 3.20 include, but are not limited to, those arising under any applicable federal, state and local laws, regulations and agency interpretations of the same relating to the collection and use of user information gathered in the course of InfoGation's operations.

         3.21 Governmental Authorizations and Regulations. InfoGation has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (a) pursuant to which InfoGation currently operates or holds any interest in any of its properties or (b) that is required for the operation of InfoGation's business or the holding of any such interest, and all of such authorizations are in full force and effect.

         3.22 Subsidiaries. InfoGation has no Subsidiaries. InfoGation does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, limited liability company, firm, association or business organization, entity or enterprise, and InfoGation does not control (directly or indirectly) the management or policies of any other corporation, partnership, limited liability company, firm, association or business organization, entity or enterprise.

         3.23 Compliance with Environmental Requirements. InfoGation has obtained all permits, licenses and other authorizations which are required under federal, state and local laws applicable to InfoGation and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons. InfoGation is in compliance with all terms and conditions of all such permits, licenses and authorizations. There are no conditions, circumstances, activities, practices, incidents, or actions relating to InfoGation which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to InfoGation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste, or relating to the safety of employees, workers or other persons.

         3.24 Corporate Documents. InfoGation has furnished to BSQUARE or its representatives: (a) copies of its certificate of incorporation and bylaws, each as amended to date; (b) consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (c) all permits, orders, and consents issued by any regulatory agency with respect to InfoGation, or any securities of InfoGation, and all applications for such permits, orders, and consents; and (d) the stock transfer books of InfoGation setting forth all transfers of any capital stock. The stock certificate books, stock registers and other corporate records of InfoGation are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

         3.25 No Brokers. Except as set forth in the Disclosure Schedule, neither InfoGation nor, to InfoGation's knowledge, any InfoGation stockholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origination, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated herein or therein or with respect to any previous issuance of InfoGation Securities.

         3.26 Customers and Suppliers. As of the date hereof, no customer which individually accounted for more than five percent (5%) of InfoGation's gross revenues during the 12-month period preceding the date hereof, and no material supplier of InfoGation, has canceled or otherwise terminated prior to the expiration of the contract term, or, to InfoGation's knowledge, made any written threat to InfoGation to cancel or otherwise terminate its relationship with InfoGation, or has at any time on or after January 31, 2002 decreased materially its services or supplies to InfoGation in the case of any such supplier, or its usage of the services or products of InfoGation in the case of such customer, and to InfoGation's knowledge, no such supplier or customer intends to cancel or otherwise terminate its contractual relationship with InfoGation or to decrease materially its services or supplies to InfoGation or its usage of the services or products of InfoGation, as the case may be. InfoGation has not (a) breached, so as to provide a benefit to InfoGation that was not intended by the parties, any agreement with, or (b) engaged in any fraudulent conduct with respect to, any customer or supplier or InfoGation. InfoGation's customers and suppliers are listed on the InfoGation Disclosure Schedule.

         3.27 InfoGation Action. The board of directors of InfoGation, at a meeting duly called and held, has (a) determined that the Merger is fair and in the best interests of InfoGation and its stockholders, (b) approved, and declared the advisability of the Merger, this Agreement and the transactions contemplated hereby in accordance with the provisions of Delaware Law, and (c) directed that this Agreement and the Merger be submitted to InfoGation stockholders for their approval and resolved to recommend that InfoGation stockholders vote in favor of the approval of the Merger, this Agreement and the transactions contemplated hereby.

         3.28 Privacy Laws and Policies Compliance. InfoGation has complied in all material respects with all applicable federal, state and local laws, and regulations relating to the collection and use of user information gathered in the course of InfoGation's operations, and InfoGation has at all times complied with all rules, policies and procedures established by InfoGation from time to time with respect to the foregoing.

         3.29 Disclosure. No statements by InfoGation contained in this Agreement, its exhibits and schedules (when read together) nor in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by InfoGation to BSQUARE or Sub under this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. InfoGation has disclosed to BSQUARE all material information of which it is aware relating specifically to the operations and business of InfoGation as of the date of this Agreement or the transactions contemplated in this Agreement.

         3.30 Disclosure to Stockholders. InfoGation has read and reviewed the information statement to be sent to the stockholders of InfoGation in connection with the written consent of stockholders of InfoGation (such information statement as amended or supplemented is referred to herein as the "Information Statement") and that, with respect to the information InfoGation has supplied, the Information Statement does not contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not false or misleading.

         3.31 Vote Required. The affirmative vote of the holders of (i) a majority of the InfoGation Common Stock and InfoGation Preferred Stock, voting together as a group, (ii) a majority of the InfoGation Common Stock, voting as a separate series, (iii) a majority of the InfoGation Series B-1 Preferred Stock, voting as a separate series, (iv) a majority of the InfoGation Series B-2 Preferred Stock, voting as a separate series and (v) eighty-five percent (85%) of the InfoGation Series C Preferred Stock voting as a separate series, are the only votes of the holders of InfoGation's Capital Stock necessary to approve the Merger, this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF BSQUARE AND SUB

         BSQUARE and Sub jointly and severally represent and warrant to InfoGation that the statements contained in this Article IV are true and correct except as set forth in the disclosure schedule delivered by BSQUARE to InfoGation on or before the date of this Agreement (the "BSQUARE Disclosure Schedule"). The BSQUARE Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV.

         4.1 Organization of BSQUARE and Sub. Each of BSQUARE and Sub, is a corporation duly organized and validly existing under the laws of the State of Washington and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on BSQUARE or Sub.

         4.2 Valid Issuance of BSQUARE Common Stock. The shares of BSQUARE Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to preemptive or repurchase rights or rights of first refusal created by applicable law, BSQUARE's articles of incorporation or bylaws, or any agreement by which BSQUARE is a party or is bound (except for the Escrow Shares which are subject to this Agreement and the Escrow Agreement), and issued in compliance with all applicable federal or state securities laws.

         4.3 Authority; No Conflict; Required Filings and Consents.

                  (a) Each of BSQUARE and Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is or will become a party and to consummate the transactions contemplated in this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated in this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of BSQUARE and Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed as of the date hereof, will be duly executed and delivered by BSQUARE and Sub. This Agreement and each of the Transaction Documents to which BSQUARE or Sub is a party constitutes, and each of the Transaction Documents to which BSQUARE or Sub will become a party when executed and delivered by BSQUARE or Sub will constitute, a valid and binding obligation of BSQUARE or Sub, enforceable by InfoGation against BSQUARE or Sub, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  (b) The execution and delivery by BSQUARE or Sub of this Agreement and the Transaction Documents to which it is or will become a party does not, and consummation of the transactions contemplated in this Agreement or the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of BSQUARE or Sub, respectively, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which BSQUARE or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BSQUARE or Sub or any of their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on BSQUARE and its Subsidiaries, taken as a whole.

                  (c) Neither the execution and delivery of this Agreement by BSQUARE or Sub or the Transaction Documents to which BSQUARE or Sub is or will become a party nor the consummation of the transactions contemplated herein or therein will require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for
(i) the filing of the Washington Articles of Merger with the Secretary of State of the State of Washington (ii) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on BSQUARE and its Subsidiaries, taken as a whole.

         4.4 Commission Filings; Financial Statements.

                  (a) BSQUARE has filed with the Commission all forms, reports and documents required to be filed by BSQUARE with the Securities and Exchange Commission (the "Commission") since October 19, 1999 (collectively, the "BSQUARE Commission Reports").

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

The BSQUARE Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such BSQUARE Commission Reports or necessary in order to make the statements in such BSQUARE Commission Reports, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the financial statements (including, in each case, any related notes) contained in the BSQUARE Commission Reports, including any BSQUARE Commission Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of BSQUARE and its Subsidiaries as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         4.5 Compliance with Laws. BSQUARE has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which would not have a Material Adverse Effect on BSQUARE and its Subsidiaries, taken as a whole.

         4.6 Interim Operations of Sub. Sub was formed by BSQUARE solely for the purpose of engaging in the transactions contemplated in this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated in this Agreement. Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to BSQUARE, is not a party to any agreement other than this Agreement.

         4.7 Disclosure. No statements by BSQUARE contained in this Agreement, its exhibits and schedules, or any of the certificates or documents, including any of the Transaction Documents, required to be delivered by BSQUARE or Sub to InfoGation under this Agreement contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         4.8 Disclosure to InfoGation Stockholders. BSQUARE has read and reviewed the Information Statement and that, with respect to the information BSQUARE has supplied, the Information Statement does not contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not false or misleading.

         4.9 No Litigation. Except as set forth in Section 4.9 of the BSQUARE Disclosure Schedule, there is no action, investigation or proceeding pending against, and to the knowledge of BSQUARE, threatened against or effecting BSQUARE or Sub before any court, agency, government entity or tribunal the result of which would have a Material Adverse Effect on BSQUARE.

                                   ARTICLE V

                       PRECLOSING COVENANTS OF INFOGATION

         5.1 Approval of InfoGation Stockholders. Prior to the Closing Date, InfoGation will solicit written consents from its stockholders seeking approval of this Agreement, the Merger and related matters. In soliciting such written consent, the board of directors of InfoGation will (subject to satisfying its fiduciary obligations to the stockholders of InfoGation) recommend to the stockholders of InfoGation that they approve and adopt this Agreement and the Merger and shall use its best efforts to obtain the approval of the stockholders of InfoGation entitled to consent to this Agreement and the Merger. With the assistance and cooperation of BSQUARE, InfoGation will prepare as soon as reasonably practicable the Information Statement to be sent with the solicitation of written consents from the stockholders of InfoGation to approve this Agreement, the Merger and related matters. InfoGation shall cooperate with and assist BSQUARE so that the Information Statement shall be in such form and contain such information so as to permit compliance by BSQUARE with the requirements of applicable federal and state securities laws in connection with the issuance of shares of BSQUARE Common Stock in the Merger and will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Within two business days after the execution of this Agreement and the completion of the Information Statement, InfoGation will distribute the Information Statement to the stockholders of InfoGation. Whenever any event occurs which should be set forth in an amendment or supplement to the Information Statement, InfoGation or BSQUARE, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and in mailing to such amendment or supplement to the stockholders of InfoGation.

         5.2 Advice of Changes. InfoGation will promptly advise BSQUARE in writing of any event known to InfoGation occurring subsequent to the date of this Agreement which would render any representation or warranty of InfoGation contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect; provided however, that nothing provided by InfoGation after the date of this Agreement pursuant to this Section 5.2 or any other provision of this Agreement shall affect the representations, warranties, covenants or agreements of the parties in this Agreement or the conditions to the obligations of the parties under this Agreement, except as specifically set forth herein.

         5.3 Operation of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, InfoGation agrees (except to the extent that BSQUARE shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, to comply with all applicable laws, rules, regulations and orders, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. InfoGation shall promptly notify BSQUARE of any event or occurrence not in the ordinary course of business of InfoGation. Except as expressly contemplated by this Agreement, InfoGation shall not, without the prior written consent of BSQUARE:

                  (a) accelerate, amend or change the period of exercisability or the vesting schedule of any options or restricted stock granted under any InfoGation Option Plan or agreements or authorize cash payments in exchange for any options or stock granted under any of such plans except as specifically required by the terms of such plans or any related agreements or any such agreements in effect as of the date of this Agreement and disclosed in the InfoGation Disclosure Schedule;

                  (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party and as set forth in the InfoGation Disclosure Schedule;

                  (c) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of InfoGation Common Stock issuable upon exercise of InfoGation Options, which are outstanding on the date of this Agreement or (ii) the repurchase of shares of Common Stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements;

                  (d) acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

                  (e) sell, lease, license or otherwise dispose of any of its properties or assets (other than InfoGation Proprietary Rights) except in the ordinary course of business;

                  (f) (i) except as set forth on the InfoGation Disclosure Schedule, increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) except as set forth on the InfoGation Disclosure Schedule, grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii)

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

grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend (except as may be required by pursuant to any applicable law, rule or regulation) in any material respect any InfoGation Employee Plan, any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (g) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

                  (h) incur any indebtedness or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

                  (i) amend or propose to amend its certificate of incorporation or bylaws;

                  (j) incur or commit to incur any capital expenditures in excess of Five Thousand Dollars ($5,000) in the aggregate or in excess of Two Thousand Five Hundred Dollars ($2,500) as to any individual matter;

                  (k) lease, license, sell, transfer or encumber or permit to be encumbered any asset, InfoGation Proprietary Right or other property associated with the business of InfoGation (including sales or transfers to Affiliates of InfoGation) (other than non-exclusive object code licenses of software forming part of the InfoGation Proprietary Rights granted in the ordinary course of business);

                  (l) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business involving annual expenditures of less than $10,000;

                  (m) materially reduce the amount of any insurance coverage provided by existing insurance policies;

                  (n) fail to maintain its equipment and other assets in the state they were in as of the date of this Agreement, subject only to ordinary wear and tear;

                  (o) change accounting methods;

                  (p) amend or terminate any contract, agreement or license to which it is a party except in the ordinary course of business with the prior written consent of BSQUARE;

                  (q) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

                  (r) waive or release any right or claim, except in the ordinary course of business with the prior written consent of BSQUARE;

                  (s) make or change any material Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to InfoGation, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to InfoGation, or take any other action or omit to take any action that would have the effect of increasing the Tax liability of InfoGation or BSQUARE;

                  (t) pay, discharge or satisfy in an amount in excess of $2,000 in any one case, or $10,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved in the InfoGation Financial Statements;

                  (u) take any action or fail to take any action that would cause there to be a Material Adverse Change with respect to InfoGation;

                  (v) enter into any agreement outside of the ordinary course of business;

                  (w) enter into any agreement (including without limitation any licenses to information or databases, any OEM agreements, any exclusive agreements of any kind, or any agreements providing for obligations that would extend beyond one hundred eighty (180) days of the date of this Agreement) other than in the ordinary course of business consistent with past practice;

                  (x) continue or begin any discussions or negotiations regarding any international expansion, licensing, joint ventures, partnership or other arrangements, plans or other similar commitments or understandings;

                  (y) commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with BSQUARE prior to the filing of such suit or (iii) for the breach of this Agreement; or

                  (z) take, or agree in writing or otherwise to take, any of the actions described in clauses (a) through (y) above, or any action which is reasonably likely to make any of InfoGation's representations or warranties contained in this Agreement untrue or incorrect on the date made or as of the Effective Time.

         5.4 Access to Information. Until the Closing, InfoGation shall allow BSQUARE and its agents reasonable free access, upon reasonable notice, to its officers, directors, employees, files, books, records, and offices, including, without limitation, any and all information relating to Taxes, commitments, contracts, leases, licenses, personal and real property and financial condition. Until the Closing, InfoGation shall cause its accountants to cooperate with BSQUARE and its agents in making available all financial information requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules. All such access shall be subject to the terms of the Confidentiality Agreement (as defined in Section 7.1).

         5.5 Satisfaction of Conditions Precedent. InfoGation will use its best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.2, and InfoGation will use its best efforts to cause the transactions contemplated in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary, advisable or reasonably required on its part in order to effect the transactions contemplated in this Agreement, including, without limitation, all consents necessary to consummate the Merger with respect to those Material Contracts listed on the InfoGation Disclosure Schedule (the "Material Consents").

         5.6 Other Negotiations. Following the date hereof and until termination of this Agreement pursuant to Section 9.1, InfoGation will not take (and it will not permit any of its officers, directors, shareholders, optionholders, warrantholders, employees, agents, Affiliates or representatives to take) any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than BSQUARE) regarding any acquisition of InfoGation, any merger or consolidation with or involving InfoGation, or any acquisition of any material portion of the stock or assets of InfoGation or any material license of InfoGation Proprietary Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than BSQUARE. If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, InfoGation receives from a third party any offer or indication of interest regarding any Acquisition Transaction, or any request for information regarding any Acquisition Transaction, InfoGation shall (a) notify BSQUARE immediately (verbally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (b) notify such third party immediately of InfoGation's obligations under this Agreement. Any notification of such third party shall comply with InfoGation's obligations under the Confidentiality Agreement.

         5.7 Budget and Updated Financial Information. InfoGation shall provide to BSQUARE internally generated financial statements, including a statement of cash flows, within 2 business days after the end of each week between the date of this Agreement and the Closing Date.

         5.8 Certain Employee Benefits Matters. Unless otherwise required by applicable law, InfoGation shall take such actions as are requested by BSQUARE that may be necessary to terminate or continue the InfoGation Employee Plans, as determined by BSQUARE in its sole discretion.

                                   ARTICLE VI

                PRECLOSING AND OTHER COVENANTS OF BSQUARE AND SUB

         6.1 Advice of Changes. BSQUARE and Sub will promptly advise InfoGation in writing of any event occurring subsequent to the date of this Agreement which would render any

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

representation or warranty of BSQUARE or Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect; provided however, that nothing provided by BSQUARE after the date of this Agreement pursuant to this Section 6.1 or any other provision of this Agreement shall affect the representations, warranties, covenants or agreements of the parties in this Agreement or the conditions to the obligations of the parties under this Agreement, except as specifically set forth herein.

         6.2 Information Statement. As soon as reasonably practicable, BSQUARE will provide InfoGation with such information as is reasonably necessary for inclusion with the Information Statement so as to permit compliance by BSQUARE with the requirements of applicable federal and state securities laws in connection with the issuance of shares of BSQUARE Common Stock in the Merger. The Information Statement shall include as an attachment an Investor Representation Statement, in substantially the form attached hereto as Exhibit B (an "Investor Representation Statement"), to be completed by each holder of InfoGation Capital Stock and delivered to BSQUARE.

         6.3 Reservation of BSQUARE Common Stock. BSQUARE shall prior to the Effective Time reserve for issuance, out of its authorized but unissued capital stock, the maximum number of shares of BSQUARE Common Stock as may be issuable upon consummation of the Merger.

         6.4 Satisfaction of Conditions Precedent. BSQUARE and Sub will use their best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3, and BSQUARE and Sub will use their best efforts to cause the transactions contemplated in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated herein.

         6.5 Nasdaq National Market Listing. BSQUARE shall prior to the Effective Time cause the shares of BSQUARE Common Stock issuable to the stockholders of InfoGation in the Merger to be authorized for listing on the Nasdaq National Market in accordance with applicable regulations.

         6.6 Registration Rights. BSQUARE and InfoGation will execute and deliver at closing a Registration Rights Agreement in the form attached hereto as Exhibit C granting the holders of InfoGation Series C Preferred Stock immediately prior to the Closing certain piggyback registration rights with respect to BSQUARE Common Stock into which their InfoGation Series C Preferred Stock is converted (the "Registration Rights Agreement").

         6.7 Employee Benefit Matters. Following the Effective Time, BSQUARE, in its sole and absolute discretion, shall arrange for each participant (including without limitation all dependents) in the InfoGation Employee Plans ("InfoGation Participants") to participate in BSQUARE's and/or Sub's employee benefit plans ("BSQUARE Plans") to the same extent as similarly situated employees of BSQUARE and their dependents. Each InfoGation Participant who continues to be employed by BSQUARE (or any of its subsidiaries) or Sub immediately following the Effective Time shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, receive credit for all purposes for eligibility to participate and vesting under BSQUARE's 401(k) Plan for years of service with InfoGation (and its subsidiaries and predecessors) prior to the Effective Time.

         6.8 Attorneys' Fees . At the Closing, BSQUARE shall pay Infogation's attorneys' fees in the amount of $100,000, as well as the reasonable expenses of Infogation's attorneys, incurred in connection with the Merger.

                                  ARTICLE VII

                                OTHER AGREEMENTS

         7.1 Confidentiality. Each party acknowledges that BSQUARE and InfoGation have previously executed a Non-Disclosure Agreement (the "Confidentiality Agreement"), which agreement shall continue in full force and effect in accordance with its terms.

         7.2 No Public Announcement. The parties shall make no public announcement concerning this Agreement, their discussions or any other memoranda, letters or agreements between the parties relating to the Merger; provided, however, that (i) either party may make disclosure if required under applicable law, including disclosure by BSQUARE of the Merger and the transactions contemplated thereby to the SEC and the Nasdaq National Market as may be necessary under applicable securities laws and listing requirements; (ii) either party may disclose, in general terms only, the Merger and the transactions contemplated thereby, to its employees and the media, so long as, with respect to the media communications, the other party gives its prior consent to the content of such communications, which consent shall not be unreasonably withheld, conditioned or delayed.

         7.3 Regulatory Filings; Consents; Reasonable Efforts. Subject to the terms and conditions of this Agreement, InfoGation and BSQUARE shall (a) make all necessary filings with respect to the Merger and this Agreement under the Securities Act and the Exchange Act and applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith;
(b) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (c) use their respective reasonable good faith efforts to obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and
(d) use their respective reasonable good faith efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

         7.4 Further Assurances. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any

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

other party to better evidence and reflect the transactions described herein and contemplated herein and to carry into effect the intents and purposes of this Agreement.

         7.5 Escrow Agreement. On or before the Effective Time, BSQUARE shall, and the parties hereto shall exercise their reasonable good faith efforts to cause the Escrow Agent (as defined in Section 10.2) and the Stockholders' Agent (as defined in Section 10.9), to enter into a Escrow Agreement in substantially the form attached hereto as Exhibit A.

         7.6 Blue Sky Laws. BSQUARE shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the BSQUARE Common Stock in connection with the Merger. InfoGation shall use its reasonable good faith efforts to assist BSQUARE as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of BSQUARE Common Stock in connection with the Merger.

         7.7 Other Filings. As promptly as practicable after the date of this Agreement, InfoGation and BSQUARE will prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated in this Agreement (the "Other Filings"). Whenever any event occurs which is required to be set forth in an amendment or supplement to the Other Filings, InfoGation or BSQUARE, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to stockholders of InfoGation, such amendment or supplement.

         7.8 Availability of BSQUARE's Public Information. BSQUARE shall timely file all reports required to be filed pursuant to the Exchange Act and to keep available adequate current public information about itself, as such information is described in Section (c) of Rule 144 of the Securities Act.

         7.9 Qualification as Reorganization Each of BSQUARE and InfoGation shall use reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code. Without limiting the generality of the foregoing, except where otherwise required by law, each of BSQUARE, Sub and InfoGation shall not take a position on any tax returns inconsistent with the treatment of the Merger for tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(D) of the Code.

                                  ARTICLE VIII

                              CONDITIONS TO MERGER

         8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The stockholders of InfoGation entitled to vote on or consent to this Agreement and the Merger, including, without limitation, Clarion Co. and CCA, shall have duly approved this Agreement and the Merger.

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

                  (b) Approvals. Other than the filings provided for by Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.

                  (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation of the business of InfoGation by BSQUARE after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                  (d) Nasdaq. The shares of BSQUARE Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq National Market.

         8.2 Additional Conditions to Obligations of BSQUARE and Sub. The obligations of BSQUARE and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by BSQUARE and Sub:

                  (a) Representations and Warranties. The representations and warranties of InfoGation and Kent Pu set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated in this Agreement; and BSQUARE shall have received a certificate signed on behalf of InfoGation by the chief executive officer or chief financial officer of InfoGation to such effect.

                  (b) Performance of Obligations of InfoGation. InfoGation shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and BSQUARE shall have received a certificate signed on behalf of InfoGation by the chief executive officer of InfoGation to such effect.

                  (c) Secretary's Certificate. InfoGation shall have delivered to BSQUARE (i) resolutions of the board of directors of InfoGation, certified by its Secretary, authorizing its execution and delivery of this Agreement and the performance of its obligations hereunder, and (ii) resolutions adopted by written consent of the holders of InfoGation Capital Stock certified by its Secretary, authorizing the execution and delivery of this Agreement and the performance of InfoGation's obligations hereunder.

                  (d) Certificate and Bylaws. InfoGation shall have delivered to BSQUARE a copy of the certificate of incorporation of InfoGation, certified as of a recent date by the Secretary of State of Delaware, and the bylaws of InfoGation, certified as of a recent date by its Secretary.

                  (e) Blue Sky Laws. BSQUARE shall have received all state securities or "blue sky" permits and other authorizations necessary to issue shares of BSQUARE Common Stock pursuant to the Merger.

                  (f) Escrow Agreement. The Escrow Agent and Stockholders' Agent shall have executed and delivered to BSQUARE the Escrow Agreement and such agreement shall remain in full force and effect.

                  (g) Employees; Employee Agreement. Kent Pu shall have executed and delivered employment, non-competition and non-solicitation agreements in a form satisfactory to BSQUARE. In addition, Kent Pu, and all other InfoGation employees who shall become employees of BSQUARE at the Effective Time, shall have executed and delivered BSQUARE's standard form of proprietary information and invention assignment agreement.

                  (h) Opinion of InfoGation's Counsel. BSQUARE shall have received an opinion letter dated the Closing Date of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation, counsel to InfoGation, in form and substance reasonably satisfactory to BSQUARE.

                  (i) Approvals. All authorizations, consents (including the Material Consents), or approvals of, or notifications to, any third party, required by InfoGation's contracts, agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained.

                  (j) Affirmative Vote or Dissenting Stockholders. Holders of ninety-six percent (96%) or more of InfoGation's Capital Stock entitled to vote on the Merger shall have voted in favor of the approval of the Merger.

                  (k) Financial Statements. InfoGation shall have provided all of the information required by Section 5.7.

                  (l) Board Resignations. InfoGation shall have delivered to BSQUARE written letters of resignation from the InfoGation board of directors from each of the current members of such board of directors, in each case effective at the Effective Time.

                  (m) Securities Exemption. Each holder of InfoGation Capital Stock shall have executed and delivered to BSQUARE an Investor Representation Statement and, based upon the information supplied in such Investor Representation Statement, BSQUARE shall have reasonably concluded that the issuance of shares of BSQUARE Common Stock shall be exempt from registration under applicable federal and state securities laws.

                  (n) No Material Change. Since January 31, 2002, there shall not have been any material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of InfoGation or in any Material Contract of InfoGation.

                  (o) Distribution Compliance with Law. InfoGation shall have taken all necessary action to ensure that the distribution of the consideration set forth in Section 2.1 of this Agreement is in compliance with Delaware law.

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

                  (p) Exclusivity Agreement. BSQUARE, InfoGation and Clarion Co. shall have executed an Exclusivity Agreement in form and substance satisfactory to BSQUARE whereby InfoGation (and, following the Effective Time, Sub) will be the exclusive supplier of navigation software to Clarion.

         8.3 Additional Conditions to Obligations of InfoGation. The obligation of InfoGation to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by
InfoGation:

                  (a) Representations and Warranties. The representations and warranties of BSQUARE and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and InfoGation shall have received a certificate signed on behalf of BSQUARE by the chief executive officer or chief financial officer of BSQUARE to such effect.

                  (b) Performance of Obligations of BSQUARE and Sub. BSQUARE and Sub shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and InfoGation shall have received a certificate signed on behalf of BSQUARE by the chief executive officer or chief financial officer of BSQUARE to such effect.

                  (c) No Material Change. Since January 31, 2002, there shall not have been any material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of BSQUARE.

                  (d) Escrow Agreement. The Escrow Agent and BSQUARE shall have executed and delivered to InfoGation the Escrow Agreement and such agreement shall remain in full force and effect.

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

         9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual written consent of BSQUARE and InfoGation;

                  (b) by either BSQUARE or InfoGation, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if such party relying on such order, decree or ruling or other action shall not have complied with its respective obligations under Sections 5.5 or 6.3 of this Agreement, as the case may be;

                  (c) by BSQUARE or InfoGation, by giving written notice to the other party, if the other party is in material breach of any representation, warranty, or covenant of such other party contained in this Agreement, which breach shall not have been cured, if subject to cure, within

10 business days following receipt by the breaching party of written notice of such breach by the other party;

                  (d) by BSQUARE, by giving written notice to InfoGation, if the Closing shall not have occurred on or before April 15, 2002 by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a material breach by BSQUARE of any representation, warranty, or covenant of BSQUARE contained in this Agreement or BSQUARE's failure to fulfill a material condition precedent to closing or other default);

                  (e) by InfoGation, by giving written notice to BSQUARE, if the Closing shall not have occurred on or before April 15, 2002 by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a material breach by InfoGation of any representation, warranty, or covenant of InfoGation contained in this Agreement or InfoGation's failure to fulfill a condition precedent to closing or other default).

         9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of BSQUARE, InfoGation, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 9.3 and further except to the extent that such termination results from the willful breach by any such party of any of its representations, warranties or covenants set forth in this Agreement.

         9.3 Fees and Expenses. All fees and expenses (including investment banking fees) incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such expenses in the event the Merger is not consummated. In the event the Merger is consummated, then BSQUARE will assume the fees and expenses incurred by InfoGation in connection with this Agreement and the transactions contemplated herein up to a maximum of $650,000. Fees and expenses incurred by InfoGation in excess of $650,000 (the "Additional Fees") shall be deducted by BSQUARE on a proportionate basis from the aggregate Merger consideration paid to the holders of InfoGation Capital Stock at the Closing. Notwithstanding the foregoing, if InfoGation has violated the provisions of Section 5.6 of this Agreement, because the parties agree that the damages to BSQUARE resulting from such violation would be difficult to obtain, then InfoGation shall pay BSQUARE $500,000 in cash as liquidated damages. InfoGation has submitted a budget to BSQUARE for completion of the Merger. InfoGation shall use its best efforts to consummate the Merger within such budget and shall not enter into any agreement inconsistent with such budget.

                                   ARTICLE X

                           ESCROW AND INDEMNIFICATION

         10.1 Indemnification. From and after the Effective Time and subject to the limitations contained in Section 10, InfoGation and the holders of InfoGation Capital Stock, including, without limitation, Kent Pu, jointly and, with respect to Kent Pu, severally, will indemnify and hold BSQUARE harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage

(collectively "Damages") that BSQUARE has incurred by reason of the breach or alleged breach by InfoGation and Kent Pu of any representation, warranty, covenant or agreement of InfoGation and Kent Pu contained in this Agreement that occurs or becomes known to BSQUARE.

         10.2     Escrow Fund. As partial security for the indemnities in
Section 10.1 and as soon as practicable after the Effective Time, the Escrow Cash and the Escrow Shares shall be deposited by BSQUARE with Mellon Investor Services (or such other institution selected by BSQUARE with the reasonable consent of InfoGation) as Escrow Agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund (the "Escrow Fund") and to be governed by the terms set forth in this Article X and in the Escrow Agreement. With respect to all holders of InfoGation Capital Stock other than Kent Pu, the Escrow Fund shall be the exclusive remedy of BSQUARE and Sub for breaches of the representations and warranties made in this Agreement by InfoGation and Kent Pu, or for violations of the covenants made by InfoGation in this Agreement. Furthermore, BSQUARE may not receive any of the Escrow Cash and/or the Escrow Shares from the Escrow Fund unless and until BSQUARE Officer's Certificates (as defined below) identifying BSQUARE's Damages, the aggregate amount of which exceed $50,000, have been delivered to the Escrow Agent as provided in Section 10.4; thereafter, BSQUARE shall be entitled to be indemnified for all BSQUARE Damages in excess of such $50,000 threshold. Any claims for BSQUARE Damages shall be offset or reduced by the amount of any insurance proceeds actually received by BSQUARE and/or Sub.

         10.3 Escrow Period. The Escrow Fund shall terminate upon the first anniversary date of the Closing Date (the period from the Closing Date to such date referred to as the "Escrow Period"), and on such date, each holder of InfoGation Capital Stock who was entitled to shares of the Total Consideration Shares shall be entitled to the release of such holder's Pro Rata Stock Portion of what remains of the Escrow Shares as of such date and each holder of InfoGation Capital Stock who was entitled to receive part of the Cash Consideration shall be entitled to the release of such holder's Pro Rata Cash Portion of what remains of the Escrow Cash as of such date, which releases shall be made in accordance with the terms of Section 6 of the Escrow Agreement. Notwithstanding the foregoing sentence, BSQUARE shall have the right, in its reasonable discretion, to withhold that amount of Escrow Cash and/or Escrow Shares which, subject to the objection of the Stockholders' Agent (as defined below) and the subsequent resolution of the matter in the manner provided in
Section 10.8, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined below) theretofore delivered to the Escrow Agent and the Stockholders' Agent prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

         10.4 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of BSQUARE (an "Officer's Certificate"):

                           (i)      Stating the aggregate amount of BSQUARE's
Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

                           (ii)     Specifying in reasonable detail the
individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section
10.6 and 10.7 hereof and of the Escrow Agreement, deliver to BSQUARE out of the Escrow Fund, as promptly as practicable, Escrow Cash and Escrow Shares having, in aggregate, a value equal to such Damages all in accordance with the Escrow Agreement. The Escrow Cash and Escrow Shares delivered pursuant to the preceding sentence shall be delivered such that the relative proportion of Escrow Cash and Escrow Shares shall remain the same before and after such distribution.

         10.5 Valuation. For the purpose of compensating BSQUARE for its Damages pursuant to this Agreement, the value of the Escrow Shares which shall be released to BSQUARE in respect of a claim for Damages shall be $3.05 per share.

         10.6 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholders' Agent and for a period of 30 days after such delivery, the Escrow Agent shall make no delivery of Escrow Cash and Escrow Shares, as the case may be, pursuant to Section 10.4 unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. After the expiration of such 30-day period, the Escrow Agent shall make delivery of the Escrow Cash or Escrow Shares, as the case may be, in the Escrow Fund in accordance with Section 10.4; provided, however, that no such delivery may be made if the Stockholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to BSQUARE prior to the expiration of such 30-day period.

         10.7     Resolution of Conflicts.

                  (a) In case the Stockholders' Agent shall so object in writing to any claim or claims by BSQUARE made in any Officer's Certificate, BSQUARE shall have 30 days to respond in a written statement to the objection of the Stockholders' Agent. If after such 30-day period there remains a dispute as to any claims, the Stockholders' Agent and BSQUARE shall attempt in good faith for 30 days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and BSQUARE should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Cash or the Escrow Shares, as the case may be, from the Escrow Fund in accordance with the terms of the memorandum.

                  (b) If no such agreement can be reached after good faith negotiation, either BSQUARE or the Stockholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within 15 days after such written notice is sent, BSQUARE (on the one hand) and the Stockholders' Agent (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

                  (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in King County, Washington under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

         10.8     Stockholders' Agent.

                  (a) If this Agreement and the Merger are approved by the requisite vote of InfoGation's stockholders, effective upon such vote and without any further act by any former InfoGation stockholder, Kent Pu shall be constituted and appointed as agent (the "Stockholders' Agent") for and on behalf of the holders of InfoGation Capital Stock to give and receive notices and communications, to authorize delivery to BSQUARE of the Escrow Cash and the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by BSQUARE, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed from time to time by (i) the holders of a majority in interest of the Escrow Shares or (ii) the holders of a majority in interest of the Escrow Shares deposited on behalf of the holders of InfoGation Series C Preferred Stock immediately prior to the Effective Time, in each case upon not less than 10 days' prior written notice to BSQUARE. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the holders of InfoGation Capital Stock.

                  (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The holders of InfoGation Capital Stock shall severally and jointly indemnify the Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder under this Agreement or the Escrow Agreement.

                  (c) The Stockholders' Agent shall have reasonable access to information about InfoGation and BSQUARE and the reasonable assistance of InfoGation's and BSQUARE's officers and employees for purposes of performing their duties and exercising their rights under this Article X, provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about InfoGation or BSQUARE to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

         10.9 Actions of the Stockholders' Agent. A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all of the Designated InfoGation Stockholders for whom shares of BSQUARE Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Designated InfoGation Stockholder, and the Escrow Agent and BSQUARE may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such holder of InfoGation Capital Stock. The Escrow Agent and BSQUARE are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

         10.10 Claims. In the event BSQUARE becomes aware of a third-party claim which BSQUARE reasonably believes may result in a demand against the Escrow Fund, BSQUARE shall promptly notify the Stockholders' Agent of such claim, and the Stockholders' Agent and the holders of InfoGation Capital Stock shall be entitled, at their expense, to participate in any defense of such claim. BSQUARE shall have the right in its sole discretion to settle any such claim; provided, however, that BSQUARE may not effect the settlement of any such claim without the consent of the Stockholders' Agent, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agent has consented to any such settlement, the Stockholders' Agent shall have no power or authority to object to the amount of such settlement.

         10.11 Limitation of Remedies. BSQUARE and Sub acknowledge and agree that, in the event the Merger is completed, recourse to the Escrow Fund shall be the exclusive remedy of BSQUARE and Sub for BSQUARE Damages from all holders of InfoGation Capital Stock other than Kent Pu. With respect to Kent Pu, in addition to recourse to the Escrow Fund, and only after BSQUARE and Sub shall have first sought and obtained reimbursement from the Escrow Fund and exhausted the entire Escrow Fund for BSQUARE Damages, then and only then, may BSQUARE exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both against Kent Pu, provided, however, that in no event shall the aggregate amount recovered from Kent Pu by BSQUARE exceed the aggregate value of the consideration received by Kent Pu under this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Survival of Representations and Covenants. All representations, warranties, covenants and agreements of InfoGation and Kent Pu contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of BSQUARE until (a) sixty days following the expiration of any applicable statute of limitations (including any extensions thereof) in the case of any claim for misrepresentation or breach of warranty made in Section 3.2, (b) in the case of any fraud, intentional misrepresentation or active concealment, the representations and warranties of InfoGation or Kent Pu shall survive until sixty days following the expiration of any applicable statute of limitations (including any extensions thereof), and (c) until the first anniversary date of the Closing Date for all other representations, warranties, covenants and agreements of InfoGation. All representations, warranties, covenants and agreements of BSQUARE and Sub contained in this Agreement shall survive the Closing and any investigation at any time made by or behalf of InfoGation until the first anniversary date of the Closing Date.

         11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to BSQUARE or Sub:

                           BSQUARE Corporation
                           3150 - 139th Ave. S.E., Suite 500
                           Bellevue, Washington 98005-4081
                           Telephone:(425) 519-5900
                           Fax: (425) 519-5999
                           Attention: Joe Notarangelo

                           with a copy to:

                           Summit Law Group, PLLC
                           1505 Westlake Avenue N., Suite 300
                           Seattle, Washington 98109
                           Telephone No: (206) 676-7000
                           Fax No: (206) 676-7001
                           Attention: Michael J. Erickson

                  (b) if to InfoGation, to:

                           InfoGation Corporation
                           10525 Vista Sorento Parkway
                           San Diego, California 92121
                           Telephone: (858) 535-9870
                           Fax: (858) 535-9871
                           Attention: Kent Pu

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Telephone No: (650) 493-9300
                           Fax No: (650) 493-6811
                           Attention: Mark J. Casper

                  (c) If to Stockholders' Agent:

                           Kent Pu
                           5095 Seachase Way
                           San Diego, CA 92130
                           Telephone: (858) 509-0186

         11.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." Whenever the words "to the knowledge of InfoGation" or "known to InfoGation" or similar phrases are used in this Agreement, they mean to the actual knowledge, after due and diligent inquiry, of all of the executive officers of InfoGation. Whenever the words "to the knowledge of BSQUARE" or "known to BSQUARE" or similar phrases are used in this Agreement, they mean to the actual knowledge, after due and diligent inquiry, of the chief executive and chief financial officers of BSQUARE.

         11.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         11.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement, and the Transaction Documents (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto (including without limitation any InfoGation employees) any rights or remedies hereunder.

         11.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Washington without regard to any applicable conflicts of law.

         11.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         11.8 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval of matters presented in connection with the Merger by the stockholders of InfoGation, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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

         11.9 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (b) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

         11.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                            (signature page follows)

         IN WITNESS WHEREOF, BSQUARE, Sub and InfoGation have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                               BSQUARE CORPORATION

                               By:______________________________________________

                               Title:___________________________________________

                               BSQUARE SAN DIEGO CORPORATION

                               By:______________________________________________

                               Title:___________________________________________

                               INFOGATION CORPORATION

                               By:______________________________________________

                               Title:___________________________________________

                               KENT PU

                               _________________________________________________

                                    EXHIBIT A

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT (this "Escrow Agreement") is entered into as of March 13, 2002 by and among InfoGation Corporation, a Delaware corporation (the "Company"), Kent Pu, as agent and representative of the stockholders of the Company (the "Stockholders' Agent"), BSQUARE Corporation, a Washington corporation ("BSQUARE"), and Mellon Investor Services LLC, as escrow agent (the "Escrow Agent").

                                    RECITALS

         A. BSQUARE, BSQUARE San Diego Corporation, a Washington corporation and wholly owned subsidiary of BSQUARE ("Sub"), the Company, and the stockholders of the Company have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which BSQUARE will acquire the Company through the merger of the Company with and into Sub (the "Merger").

         B. Pursuant to the Merger Agreement, the stockholders of the Company (the "Stockholders") will receive (i) cash and (ii) shares of common stock of BSQUARE ("BSQUARE Common Stock"), a portion of which is to be deposited into the escrow fund provided for hereby. The Merger Agreement provides that the escrow fund provided for hereby will secure the indemnification obligations of the Stockholders to BSQUARE on the terms and conditions set forth herein.

         C. The parties desire to establish the terms and conditions pursuant to which the Escrow Fund (as defined in Section 3(a) of this Escrow Agreement) will be established and maintained and the procedure by which claims for indemnification may be made against the Escrow Fund.

         D. Capitalized terms used in this Escrow Agreement and not otherwise defined shall have the meanings given those terms in the Merger Agreement.

                                    AGREEMENT

         The parties to this Escrow Agreement hereby agree as follows:

         1. CONSENT OF STOCKHOLDERS. By execution of the Investor Representation Statement, each Stockholder has (a) agreed to be bound by the indemnification obligations of the Stockholders set forth in Article X of the Merger Agreement, (b) consented to the establishment of the Escrow Fund (as defined below) to secure the indemnification obligations of the Stockholders under Article X of the Merger Agreement, (c) irrevocably authorized and appointed the Stockholders' Agent, with full power of substitution and resubstitution, as his or her representative and true and lawful attorney-in-fact and agent, to act in his, her or its name, place and stead as contemplated by Article X of the Merger Agreement and this Escrow Agreement, and to execute in his, her or its name, and on behalf of such Stockholder, this Escrow Agreement and any other agreement, certificate, instrument and document to be delivered by the Stockholders in connection with Article X of the Merger Agreement and the Escrow Agreement.

         2. APPOINTMENT OF ESCROW AGENT. The Escrow Agent is hereby appointed to act, and the Escrow Agent agrees to act, as escrow agent under this Escrow Agreement.

         3.       ESCROW AND INDEMNIFICATION.

         ESCROW FUND. The escrow fund (the "Escrow Fund") shall consist of the following:

         Cash in the aggregate amount of $300,000 (the "Escrow Cash"), which amount shall be deposited into the Escrow Fund at the Effective Time;

         129,772 shares of BSQUARE common stock, no par value per share (the
                  "Common Stock"), which shares shall be deposited into the Escrow Fund at the Effective Time (the "Escrow Shares");

         any additional shares of BSQUARE Common Stock or other equity securities issued or distributed by BSQUARE (including shares issued upon a stock split) with respect to the Escrow Shares (the "New Shares"), which shares shall be deposited into the Escrow Fund as of the date of such issuance or distribution and become part of the Escrow Shares.

         Exhibit A hereto sets forth the name of each Stockholder and the amount of Escrow Cash and/or the number of Escrow Shares contributed to the Escrow Fund on behalf of each such Stockholder pursuant to Article X of the Merger Agreement. The amount of the Escrow Cash contributed by each Stockholder divided by the aggregate amount of the Escrow Cash contributed by all Stockholders to the Escrow Fund shall be each such Stockholder's "proportionate interest" in the Escrow Cash. The number of Escrow Shares contributed by each Stockholder divided by the aggregate number of Escrow Shares contributed by all Stockholders to the Escrow Fund shall be each such Stockholder's "proportionate interest" in the Escrow Shares. The initial "proportionate interest" of each Stockholder shall also be set forth on Exhibit A hereto.

         The Escrow Agent shall have no duty to confirm or verify the sufficiency, appropriateness, or accuracy of any amount of Escrow Cash or Escrow Shares deposited with it under this Escrow Agreement.

         Pledge. At the Effective Time (in the case of the Escrow Shares issued at the Effective Time) or at the time of issuance (in the case of any New Shares), the Escrow Shares shall be issued to and beneficially owned by the Stockholders, on a pro rata basis according to each such Stockholder's proportionate interest (as set forth on Exhibit A hereto) in the total number of shares of BSQUARE Common Stock issued at the Effective Time (in the case of the Escrow Shares issued at the Effective
                  Time) or at the time of issuance (in the case of any New Shares). At the Effective Time (in the case of the Escrow Cash and Escrow Shares issued at the Effective Time) or at the time of issuance (in the case of any New Shares), the

                  Stockholders shall be deemed to have pledged such Escrow Cash and Escrow Shares to BSQUARE and shall deliver such Escrow Cash and Escrow Shares to the Escrow Agent, and such Escrow Cash and Escrow Shares shall be held by the Escrow Agent on BSQUARE 's behalf in accordance with the terms and conditions of this Escrow Agreement. The Company shall deliver to BSQUARE appropriate stock powers from the Stockholders endorsed in blank and such documentation as BSQUARE may reasonably request to carry out the purposes of this Escrow Agreement. So long as any Escrow Cash or Escrow Shares are held by the Escrow Agent under this Escrow Agreement, BSQUARE shall have, and the Stockholders shall be deemed to have granted to BSQUARE, effective as of the Effective Time (in the case of the Escrow Cash or Escrow Shares issued at the Effective Time) or at the time of issuance (in the case of any New Shares), a perfected, first-priority security interest in such Escrow Cash and Escrow Shares (subject only to the security interest of the Stockholders' Agent and the Escrow Agent, as described in Sections 7 and 9(f), respectively, of this Escrow Agreement), to secure payment of amounts payable by the Stockholders in respect of indemnification claims made under Article X of the Merger Agreement and this Escrow Agreement. The Escrow Agent makes no representation or warranty as to the sufficiency, legality or effectiveness of the above-mentioned first-priority security interest and the perfection thereof, and except as expressly provided herein, the Escrow Agent shall have no duty or obligation to monitor or take any action whatsoever (except upon the express written reasonable request of BSQUARE) in connection therewith. The Escrow Fund shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party to this Escrow Agreement (except for the security interests of the Stockholders' Agent and Escrow Agent, as provided in this Escrow Agreement). The Escrow Agent agrees to accept delivery of and hold the Escrow Cash and Escrow Shares subject to the terms and conditions of this Escrow Agreement.

         INDEMNIFICATION. Subject to the terms and conditions of Article X of the Merger Agreement, the Stockholders shall indemnify and hold each of the Indemnified Parties harmless from and against, and shall reimburse the Indemnified Parties for, any and all Losses (as defined in Section 6.2 of the Merger Agreement) incurred by such Indemnified Party that are indemnifiable under Article VI of the Merger Agreement.

                  (d) ESCROW CASH. It is expressly agreed and understood that the Escrow Cash shall, until distributed pursuant to the terms of this Escrow Agreement, constitute assets of BSQUARE. Accordingly, for tax purposes, the Escrow Cash and all earnings on the Escrow Cash shall be considered owned by BSQUARE until distributed pursuant to the terms of this Escrow Agreement, and reported as such for all tax reporting purposes.

                  (e) INVESTMENTS. So long as the Escrow Agent is holding the Escrow Cash or any other funds or cash in the Escrow Fund in accordance with this Escrow Agreement, it shall invest such Escrow Cash, funds or cash in Class B Shares of the Dreyfus General Money Market Fund. All income and earnings from the investment of the Escrow Cash shall be credited to, and become a part of, the Escrow Fund, and any losses on any such investments shall be debited to the Escrow Fund. The Escrow Agent shall have no duty, responsibility or obligation to invest any funds or cash held in the Escrow Fund other than in accordance with this Section 3(e). The Escrow Agent shall have no liability or responsibility for any investment losses, including without limitation any market loss on any investment liquidated (whether at or prior to maturity) in order to make a payment required under this Escrow Agreement. The Escrow Agent may, in making or disposing of any investment permitted by this Escrow Agreement, deal with itself, in its individual capacity, or any of its affiliates, whether or not it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

         4. ADMINISTRATION OF ESCROW FUND. The Escrow Agent shall administer the Escrow Fund as follows:

         DUTIES OF ESCROW AGENT. The Escrow Agent shall (i) hold and safeguard the Escrow Fund during the period beginning on the date of this Escrow Agreement and ending 12 months after the date hereof (the "Escrow Period"), (ii) treat the Escrow Fund in accordance with the terms of this Escrow Agreement and (iii) hold and dispose of the Escrow Fund only in accordance with the terms of this Escrow Agreement.

         CLAIMS FOR INDEMNIFICATION. Upon receipt by the Stockholder
                  Representative and the Escrow Agent at any time on or before the last day of the Escrow Period (except as provided in Section 6 of this Escrow Agreement) of a certificate signed by any officer of BSQUARE (an "Officer's Certificate"):

         stating that BSQUARE has incurred Damages that, on a aggregate basis with all prior Damages, exceed $50,000,

         specifying in reasonable detail the individual items of all such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and a reasonably detailed statement of the misrepresentation, breach or claim to which such item is related, and specifying the exact amount of Escrow Cash and the specific number of Escrow Shares to be delivered to BSQUARE (including each Stockholder's proportionate interest of such Escrow Cash and such Escrow Shares), the Escrow Agent shall, subject to the provisions of this Escrow Agreement, deliver to BSQUARE out of the Escrow Fund, as promptly as practicable, Escrow Cash and Escrow Shares in an amount as set forth in said Officer's Certificate, which value shall be determined by BSQUARE in accordance with subsection (iii) of this Section 4(b). When making any necessary calculations, BSQUARE shall ensure that the Escrow Cash and Escrow Shares delivered pursuant to the preceding sentence shall be delivered such that the relative proportion of Escrow Cash and Escrow Shares shall remain the same before and after such distribution.

         For the purposes of determining the number of Escrow Shares to be transferred to BSQUARE out of the Escrow Fund pursuant to subsection (ii) of this Section 4(b), the value of the Escrow Shares shall be $3.05 per share. The

                  Escrow Agent shall have no duty or obligation to make, calculate or verify any determination regarding the value of Escrow Shares or regarding the number of Escrow Shares that are necessary to be delivered to BSQUARE, nor shall it have any duty or obligation to verify, examine, or make any determination in connection with any of the information set forth in the applicable Officer's Certificate; its sole duty in connection therewith being to deliver the precise number of Escrow Shares and Escrow Cash as are set forth in an Officer's Certificate delivered to it.

         If any Escrow Cash or Escrow Shares are retained by the Escrow Agent or transferred to BSQUARE pursuant to any provisions of this
                  Section 4, such Escrow Cash and Escrow Shares shall be taken from the Escrow Fund in accordance with each Stockholder's proportionate interest therein, all as determined pursuant to
                  Section 3(a) of this Escrow Agreement and all as shall be set forth in the Officer's Certificate delivered to the Escrow Agent.

         Notwithstanding the foregoing, in the event that BSQUARE reasonably anticipates in good faith that it will have to pay or incur Damages with respect to facts and circumstances existing on or before the expiration of the Escrow Period, BSQUARE shall, on or before the last day of the Escrow Period, deliver to both the Stockholders' Agent and the Escrow Agent an Officer's Certificate with respect to such anticipated liability, in accordance with the provisions of this subsection (b). That amount of Escrow Cash and/or number of Escrow Shares that, in the reasonable judgment of BSQUARE and as is expressly set forth in the applicable Officer's Certificate, subject to the objection of the Stockholders' Agent and the subsequent resolution of the claim in accordance with this Escrow Agreement, would be necessary to satisfy a claim for indemnification with respect to such anticipated liability, if BSQUARE were to prevail in establishing its right to indemnification, shall remain in the Escrow Fund until such claim for indemnification shall have been resolved.

         OBJECTIONS TO CLAIMS. For a period of 30 days after delivery of the Officer's Certificate to the Stockholders' Agent and the Escrow Agent, BSQUARE shall receive no Escrow Cash or Escrow Shares from the Escrow Fund pursuant to Section 4(b) of this Escrow Agreement unless the Escrow Agent shall have received written authorization from the Stockholders' Agent to make such delivery. If the Stockholders' Agent shall not have objected in a written statement to the claim made in the Officer's Certificate (such written objection, a "Dispute Notice") and delivered such statement to BSQUARE and the Escrow Agent before the expiration of such 30-day period, BSQUARE shall be entitled to receive Escrow Cash and/or Escrow Shares from the Escrow Fund in accordance with Section 4(b) of this Escrow Agreement.

         RESOLUTION OF CONFLICTS; ARBITRATION.

         If the Stockholders'Agent shall deliver a Dispute Notice to the Escrow
                  Agent within such 30-day period, BSQUARE shall have 30 days to respond in a written statement to the objection of the Stockholders' Agent. If after such 30-day period there remains a dispute as to any claims, the Stockholders' Agent and BSQUARE shall attempt in good faith for 30 days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent and BSQUARE should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. Such memorandum shall set forth the items that are required to be set forth in an Officer's Certificate in accordance with Section 4(b)(iii) above. The Escrow Agent shall be entitled to rely on any such memorandum and, provided such memorandum contains the required information, shall distribute the Escrow Cash or the Escrow Shares, as the case may be, from the Escrow Fund in accordance with the terms of the memorandum.

         If no such agreement can be reached after good faith negotiation, either BSQUARE or the Stockholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within 15 days after such written notice is sent, BSQUARE (on the one hand) and the Stockholders' Agent (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Escrow Agreement and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision. Such decision shall set forth the items that are required to be set forth in an Officer's Certificate in accordance with Section 4(b)(iii) above.

                           (iii)    Judgment upon any award rendered by the
arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in King County, Washington under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

         5. THIRD-PARTY CLAIMS. In the event BSQUARE becomes aware of a third-party claim which BSQUARE reasonably and in good faith believes will result in a demand against the Escrow Fund, BSQUARE shall promptly notify the Stockholders' Agent of such claim, and the Stockholders' Agent and the Stockholders shall be entitled, at their expense, to participate in any defense of such claim. BSQUARE shall have the right in its sole discretion to settle any such claim; provided, however, that BSQUARE may not effect the settlement of any such claim without the consent of the Stockholders' Agent, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agent has consented to any such settlement, the Stockholders' Agent shall have no power or authority to object to the amount of such settlement.

         6.       RELEASE OF ESCROW FUND. Subject to the provisions of this
Section 6, the Escrow Fund shall remain in existence during the Escrow Period. Upon the expiration of the Escrow Period, the Escrow Fund shall terminate with respect to all Escrow Cash and/or Escrow Shares then remaining in the Escrow Fund and the Escrow Agent shall deliver all such Escrow Cash and/or Escrow Shares to the Stockholders in such proportionate amounts as shall be set forth in a writing from the Stockholders' Agent to the Escrow Agent; provided, however, that the amount of Escrow Cash and/or number of Escrow Shares that, in the reasonable judgement of BSQUARE, subject to the objection of the Stockholders' Agent and the subsequent negotiation and arbitration of the matter in accordance with Section 4(d) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to Escrow Agent prior to the expiration of such Escrow Period with respect to facts and circumstances existing on or prior to the expiration of the Escrow Period shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved; provided further, that BSQUARE agrees to notify Escrow Agent in writing of the expiration of the Escrow Period. As soon as all such claims have been resolved or the maximum amount associated with such claims has been agreed to by the Stockholders' Agent and BSQUARE, the Escrow Agent shall deliver to the Stockholders, in the amounts as set forth in a writing from BSQUARE to the Escrow Agent, all Escrow Cash and/or Escrow Shares and other property then remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Cash and Escrow Shares and other property to the Stockholders pursuant to this Section 6 shall be made in accordance with each Stockholder's proportionate interest therein.

         7.       STOCKHOLDERS' AGENT.

         No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Stockholders.

         The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders shall severally and jointly indemnify the Stockholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder under this Escrow Agreement or the Merger Agreement.

         A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all of the Stockholders and shall be final, binding and conclusive upon each such Stockholder, and the Escrow Agent and BSQUARE may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Stockholder. The Escrow Agent and BSQUARE are hereby relieved from any liability to any person or entity for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.

         The Stockholders' Agent may be replaced by (i) the holders of a majority in interest of the Escrow Shares or (ii) the holders of a majority in interest of the Escrow Shares deposited on behalf of the holders of InfoGation Series C Preferred Stock immediately prior to the Effective Time, in each case upon not less than 10 days' prior written notice to BSQUARE. Upon any replacement of the Stockholders' Agent, BSQUARE will promptly deliver to the Escrow Agent notice of such replacement, as well as a specimen signature of such new Stockholders' Agent. Before receiving such notice and specimen signature, the Escrow Agent shall not be required to recognize any change in the Stockholders' Agent.

         The Stockholders' Agent shall have reasonable access to information about the Company and BSQUARE and the reasonable assistance of the Company's and BSQUARE's officers and employees for purposes of performing their duties and exercising their rights under this Escrow Agreement, provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about the Company or BSQUARE to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

         8.       DISTRIBUTIONS; VOTING.

         Any New Shares and any accrued interest on Escrow Cash shall be added to the Escrow Fund and become a part of the Escrow Shares and Escrow Cash, respectively. When and if cash dividends on Escrow Shares in the Escrow Fund shall be declared and paid, they shall be distributed to the beneficial owners of such shares on the applicable distribution date. Such dividends will not become part of the Escrow Fund and will not be available to satisfy Damages. The beneficial owners of such shares shall pay any taxes on such dividends.

         Each Stockholder shall possess voting rights with respect to that number of Escrow Shares issued to and deposited in the Escrow Fund on behalf of such Stockholder (and on any voting securities added to the Escrow Fund with respect to such shares), so long as such shares or other voting securities are held in the Escrow Fund. BSQUARE shall promptly deliver to the Escrow Agent, and the Escrow Agent shall promptly deliver to Stockholder, copies of all proxy solicitation materials.

         9.       DUTIES OF ESCROW AGENT.

         BSQUARE and the Stockholders' Agent acknowledge and agree that the Escrow Agent (i) shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement with respect to the Escrow Agent (and no implied obligations) and as set forth in any additional written escrow instructions as the Escrow Agent may receive after the date of this Escrow Agreement that are signed by an officer of BSQUARE and the Stockholders' Agent and in form and substance acceptable to the Escrow Agent; (ii) shall not be obligated to take any legal or other action under this Escrow Agreement that would, in its reasonable judgment, result in a material expense or liability unless the Escrow Agent shall have been furnished with indemnity acceptable to it; and (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it under this Escrow Agreement and reasonably believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof.

         The Escrow Agent is hereby expressly authorized to comply with and obey any order, judgment or decree of any court of competent jurisdiction or a written decision of arbitrators. If the Escrow Agent shall obey or comply with any such order, judgment or decree or written decision of arbitrators, the Escrow Agent shall not be liable to any of the parties to this Escrow Agreement or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or written decision being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Escrow Agreement or any documents or papers deposited or called for under this Escrow Agreement.

         The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Escrow Agreement or any documents or other items deposited with the Escrow Agent.

         Neither the Escrow Agent nor any of its affiliates, directors, officers or employees shall be liable to anyone for any error of judgment or for any action taken, suffered or omitted to be taken by it or any of its affiliates, directors, officers or employees under or in connection with this Escrow Agreement except in the case of gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction or as agreed to by the parties). Anything to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage. Any liability of the Escrow Agent under this Escrow Agreement shall be limited to the amount of fees paid to the Escrow Agent under this Agreement. Subject to
                  Section 9(g) below, BSQUARE and the Stockholders (collectively, the "Escrow Indemnifying Parties") covenant and agree to jointly and severally indemnify the Escrow Agent and hold it harmless from and against any fee, loss, claim, cost, penalty, fine, settlement, damages, judgment, liability or expense (including reasonable attorney's fees and expenses) (an "Escrow Loss") incurred by the Escrow Agent arising out of or in connection with this Escrow Agreement, including but not limited to, the execution and delivery of this Escrow Agreement, the Escrow Agent's performance of its obligations in accordance with the provisions of this Escrow Agreement or with the administration of its duties under this Escrow Agreement, unless such Escrow Loss shall arise out of or be caused by the Escrow Agent's gross negligence, bad faith or willful misconduct (each as finally determined by a court of competent jurisdiction or as agreed to by the parties); provided, however, that indemnification for the Escrow Agent's standard fees and expenses set forth on the fee schedule attached to this Escrow Agreement as Exhibit B shall be paid exclusively by BSQUARE, and provided further that the indemnity agreement contained in this Section 9(e) shall not apply to amounts paid in settlement of any Escrow Loss if such settlement is effected without the consent of the Stockholders' Agent, such consent not to be unreasonably withheld, conditioned or delayed.

         Subject to Section 9(g) below, the Escrow Indemnifying Parties agree to jointly and severally indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any payment or other activities under this Escrow Agreement unless any such tax, addition for late payment, interest, penalty or other expense shall arise out of or be caused by the gross negligence, bad faith or willful misconduct of the Escrow Agent (each as finally determined by a court of competent jurisdiction or as agreed to by the parties). To the extent that the Escrow Agent becomes liable for any of the foregoing or to the extent the Stockholders and BSQUARE owe the Escrow Agent money under any of the other provisions of this Escrow Agreement, the Escrow Agent may, but shall not be obligated to, satisfy such liability or obligation from the Escrow Cash and/or Escrow Shares remaining in the Escrow Fund, and the Stockholders and BSQUARE shall be deemed to have granted to the Escrow Agent at the Closing, effective as of the Effective Time or at the time of issuance, as the case may be, a perfected, first-priority security interest in the Escrow Cash and Escrow Shares to secure payment of such taxes. No cash distributions will be made to the Stockholders unless the Escrow Agent is supplied with an original, signed Form W-9 or its equivalent before distribution.

         Notwithstanding the joint and several nature of the obligations of the Escrow Indemnifying Parties under Section 9(e) and 9(f), the Stockholders' total collective share of the liability for indemnification of the Escrow Agent under Sections 9(e) and 9(f) of this Escrow Agreement (the "Escrow Indemnification Liability") shall in no event exceed the aggregate value of the Escrow Cash and Escrow Shares then held as part of the Escrow Fund. Any and all amounts to be paid by the Stockholders for their share of the Escrow Indemnification Liability shall be paid in cash to the Escrow Agent by BSQUARE, and the Stockholders shall reimburse BSQUARE for such amounts pro rata in accordance with each Stockholder's proportionate interest in the Escrow Fund. The Escrow Agent shall deliver such amount of Escrow Cash and/or number of Escrow Shares as reimbursement to BSQUARE as BSQUARE requests in writing, which writing shall set forth the proportionate interest of each Stockholder in such reimbursement. Subject to the foregoing, each of the Escrow Indemnifying Parties shall contribute to the Escrow Indemnification Liability in such proportion as is appropriate to reflect the relative fault of each individual Escrow Indemnifying Party, including up to all such Escrow Indemnification Liability in the case of any tax liability arising from failure to provide correct information with respect to any taxes pursuant to Section 9(f). In all cases where there is no such basis for allocating contribution for such Escrow Indemnification Liability or except as otherwise provided in Section 9(e), one half of the total Escrow Indemnification Liability shall be paid out of the Escrow Cash and/or Escrow Shares and allocated pro rata among each of the Stockholders according to their proportionate interest therein, and one half of the total Escrow Indemnification Liability shall be paid by BSQUARE. Notwithstanding anything to the contrary, nothing in this Escrow Agreement shall be construed as absolving BSQUARE from fully indemnifying the Escrow Agent for any Escrow Loss or otherwise to the extent the Stockholders fail to comply with their indemnification obligations under this Escrow Agreement. The costs and expenses incurred by the Escrow Agent in enforcing any right of indemnification set forth in this Escrow Agreement shall be paid by BSQUARE.

         The Escrow Agent may resign at any time with at least 30 days' prior written notice to BSQUARE and the Stockholders' Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows. BSQUARE and the Stockholders' Agent shall use their commercially reasonable best efforts to mutually agree upon a successor agent within 30 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, BSQUARE, with the consent of the Stockholders' Agent (which shall not be unreasonably withheld), shall have the right to appoint a successor escrow agent. The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed Escrow Agent under this Escrow Agreement and it shall without further acts be vested with all the estates, properties, rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. If no successor escrow agent is named, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or the Escrow Agent may deposit the Escrow Fund with such court. Upon such deposit or upon the appointment of a successor Escrow Agent, the predecessor Escrow Agent shall be discharged from any further duties and liabilities under this Escrow Agreement. The provisions of this Section 9 and
                  Section 10, to the extent applicable, shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

         1. The Escrow Agent shall be under no duty to institute or defend any proceeding unless the subject of such proceeding is part of its duties under this Escrow Agreement. In the event of any dispute between the parties to this Escrow Agreement, or between any of them and any other person, resulting in adverse claims or demands being made upon any of the Escrow Funds, or in the event that the Escrow Agent, in good faith, is in doubt as to what action it should take under this Escrow Agreement, the Escrow Agent may, at its option, file a suit as interpleader in a court of appropriate jurisdiction, or refuse to comply with any claims or demands on it, or refuse to take any other action under this Escrow Agreement, so long as such dispute shall continue or such doubt shall exist. The Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or
                  (ii) all differences and doubt shall have been resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this Section are cumulative of all other rights which it may have by law or otherwise.

                  (j) The Escrow Agent may consult with and obtain advice from counsel (who may be counsel to a party hereto or an employee of the Escrow Agent).

                  (k) The Escrow Agent shall not be subject to, nor be required to comply with, or determine if any person or entity has complied with, the Merger Agreement or any other agreement between or among the parties hereto, even though reference thereto may be made in this Escrow Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Escrow Agreement.

                  (l) The Escrow Agent may execute or perform any duty, responsibility or obligation hereunder either directly or through agents, attorneys, accountants or other experts; provided, however, that nothing in this
Section 9(l) shall relieve the Escrow Agent of any of its obligations hereunder.

                  (m) The Escrow Agent may engage or be interested in any financial or other transaction with BSQUARE or any party hereto or affiliate thereof, and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such party or affiliate, as freely as if it were not the Escrow Agent hereunder.

                  (n) The Escrow Agent shall not be obligated to expend or risk its own funds or to take any action which it believes would expose it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

                  (o) The Escrow Agent shall not be called upon to advise any person or entity as to any investments with respect to any security, property or funds held in escrow hereunder or the dividends, distributions, income, interest or earnings thereon.

                  (p) In the event the Escrow Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Escrow Agent hereunder, Escrow Agent, may, in its sole discretion, upon written notice to BSQUARE and the Stockholders' Agent, refrain from taking any action, and shall be fully protected and shall not be liable in any way to BSQUARE, the Stockholders' Agent or any Stockholder or other person or entity for refraining from taking such action, unless the Escrow Agent receives written instructions signed by BSQUARE and the Stockholders' Agent which eliminates such ambiguity or uncertainty to the reasonable satisfaction of Escrow Agent.

         10.      FEES, EXPENSES AND TAXES.

         BSQUARE agrees to pay or reimburse the Escrow Agent for its normal services under this Escrow Agreement in accordance with the fee schedule attached to this Escrow Agreement as Exhibit B. The Escrow Agent shall be entitled to reimbursement upon 30 days' written notice for all reasonable expenses and disbursements incurred in connection with the preparation, negotiation, amendment, modification, waiver, execution, delivery, performance or enforcement of this Escrow Agreement, and payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party under this Escrow Agreement. Taxes incurred with respect to the earnings of the Escrow Fund and payments made under this Escrow Agreement shall be paid by the party to whom such earnings are distributed (or to be distributed) or to whom such payment is made.

         11.      MISCELLANEOUS.

         AMENDMENTS AND WAIVERS. Any term of this Escrow Agreement may be amended or waived with the written consent of BSQUARE, the Escrow Agent and the Stockholders' Agent, or their respective permitted successors and assigns. Any amendment or waiver effected in accordance with this Section 11(a) shall be binding upon the parties and their respective successors and assigns.

         SUCCESSORS AND ASSIGNS. The terms and conditions of this Escrow
                  Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties to this Escrow Agreement. Nothing in this Escrow Agreement, express or implied, is intended to confer upon any party other than the parties to this Escrow Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Escrow Agreement, except as expressly provided in this Escrow Agreement.

         GOVERNING LAW; JURISDICTION; VENUE. This Escrow Agreement and all acts and transactions pursuant to this Escrow Agreement and the rights and obligations of the parties shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law; provided, however, that all provisions regarding the rights, duties and obligations of the Escrow Agent shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts made and to be performed entirely within that state.

         COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         HEADINGS. The headings used in this Escrow Agreement are used for convenience only and are not to be considered in construing or interpreting this Escrow Agreement.

         NOTICES. Any notice required or permitted by this Escrow Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

                               If to BSQUARE Corporation or Sub:

                               BSQUARE Corporation
                               3150 - 139 th Ave. S.E., Suite 500
                               Bellevue, Washington 98005-4081
                               Telephone:  (425) 519-5900
                               Fax: (425) 519-5999
                               Attention: Joe Notarangelo

                               with a copy to:

                               Summit Law Group, PLLC
                               1505 Westlake Avenue N., Suite 300
                               Seattle, Washington 98109
                               Telephone No:  (206) 676-7000
                               Fax No: (206) 676-7001
                               Attention: Michael J. Erickson

                               If to the Company:

                               InfoGation Corporation
                               10525 Vista Sorento Parkway
                               San Diego, California 92121
                               Telephone: (858) 535-9870
                               Fax: (858) 535-9871
                               Attention: Kent Pu
                               with a copy to:

                               Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, California 94304-1050
                               Telephone No: (650) 493-9300
                               Fax No: (650) 493-6811
                               Attention: Mark J. Casper

                               If to the Stockholders' Agent:

                               Kent Pu
                               5095 Seachase Way
                               San Diego, CA 92130
                                      (858) 509-0186

                     If to the Escrow Agent:

                  Mellon Investor Services, LLC
                  85 Challenger RD, 2nd Floor
                  Ridgefield Park, NJ 07660
                  Attention: Client Administration
                  Facsimile No.: (201) 296-4774
                  Telephone No.: (201) 329-8748

                               with a copy to:

                               Mellon Investor Services, LLC
                               85 Challenger Road
                               Ridgefield Park, NJ 07660
                               Attention: General Counsel
                               Facsimile No.: (201) 296-4004
                               Telephone No.: (201) 296-4926

         SEVERABILITY. If one or more provisions of this Escrow Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as closely as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Escrow Agreement, (ii) the balance of the Escrow Agreement shall be interpreted as if such provision were so excluded and
                  (iii) the balance of the Escrow Agreement shall be enforceable in accordance with its terms.

         ENTIRE AGREEMENT. This Escrow Agreement, the Merger Agreement (with respect to all parties but the Escrow Agent) and the exhibits and schedules hereto and thereto constitute the entire agreement between the parties pertaining to the subject matter of this Escrow Agreement, and supercedes all prior agreements and understandings (written or oral) of the parties with respect to the subject matter of this Escrow Agreement. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Escrow Agreement and those of the Merger Agreement, the terms and conditions of this Escrow Agreement shall control.

         ADVICE OF LEGAL COUNSEL. Each party acknowledges and represents that, in executing this Escrow Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Escrow Agreement. This Escrow Agreement shall not be construed against any party by reason of the drafting or preparation of this Escrow Agreement.

                            [Signature Page Follows]

         In witness whereof, the parties have executed this Escrow Agreement as of the date first above written.

                               BSQUARE Corporation

                               By:___________________
                               Name:_________________
                               Its:__________________

                               InfoGation Corporation

                               By:___________________
                               Name:_________________
                               Its:__________________

                               STOCKHOLDERS' AGENT

                               ______________________

                                           Kent Pu

                               MELLON INVESTOR SERVICES LLC, as
                               Escrow Agent

                               By:___________________
                               Name:_________________
                               Its:__________________

                                    EXHIBIT B

                             INFOGATION CORPORATION
                       INVESTOR REPRESENTATION STATEMENT

The undersigned is aware that pursuant to an Agreement and Plan of Merger dated as of March 10, 2002 (the "MERGER AGREEMENT") entered into by and among BSQUARE Corporation, a Washington corporation ("BSQUARE"), Galaxy Surfer, Inc., a Washington corporation and a wholly owned subsidiary of BSQUARE ("SUB"),and InfoGation Corporation, a Delaware corporation ("INFOGATION"), InfoGation will merge (the "MERGER") with and into Sub, and all shares of capital stock of InfoGation will be exchanged for certain consideration as set forth in the Merger Agreement (the "MERGER CONSIDERATION"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement.

         The undersigned understands that the execution of this Statement is a condition precedent to BSQUARE and Sub's obligation to consummate the Merger and to the receipt by the undersigned of the shares of BSQUARE Common Stock in connection with the Merger (pursuant to the terms and conditions of the Merger Agreement).

The undersigned hereby represents and warrants as follows:

                     ARTICLE XII INVESTMENT REPRESENTATIONS.

         12.1 The BSQUARE Common Stock issued to the undersigned will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to or for the sale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (the "1933 ACT"), and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned represents that the entire legal and beneficial interest of the BSQUARE Common Stock will be held for the undersigned's account only, and neither in whole nor in part for any other person.

         12.2 The undersigned understands and acknowledges that the issuance of the BSQUARE Common Stock pursuant to the Merger Agreement is being effected on the basis that the issuance of such securities is exempt from registration pursuant to Section 4(2) of the 1933 Act and exemptions from applicable state securities laws and that BSQUARE's reliance upon such exemptions is predicated upon the undersigned's representations herein.

         12.3 The undersigned further represents that (without limiting or affecting the representations and warranties of BSQUARE or Sub under the Merger Agreement) the undersigned: (i) has such knowledge and experience in financial and business matters as to be capable of protecting his, her or its own interests and evaluating the merits and risks of the undersigned's prospective investment in the shares of BSQUARE Common Stock; (ii) has received and reviewed BSQUARE's (A) Annual Report on Form 10-K for the year ended December 31, 2000;
(B) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; (C) Current Reports on Form 8-K dated July 16, 2001, July 12, 2001 and July 6, 2001; (D) 2001 Annual Report to Shareholders and
(E) Proxy Statement for 2001 Annual Meeting of Shareholders; and (iii) has received and reviewed all of the information he, she or it has requested from BSQUARE and InfoGation that the undersigned considers necessary or appropriate for deciding whether to accept the BSQUARE Common Stock and has had the opportunity to ask questions and request information; and (iv) has the ability to bear the economic risks of the undersigned's prospective investment; and (v) is able, without materially impairing his, her or its financial condition, to hold the BSQUARE Common Stock for an indefinite period of time and to suffer a complete loss on such investment.

         12.4 Each certificate representing BSQUARE Common Stock issued pursuant to the Merger Agreement to the undersigned, and any shares issued or issuable in respect of any such BSQUARE Common Stock upon any stock split, stock dividend, recapitalization or similar event, shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

         12.5 The certificates evidencing the BSQUARE Common Stock shall also bear any legend required pursuant to any state, local or foreign law governing such securities.

         12.6 The undersigned understands and acknowledges that the BSQUARE Common Stock has not been registered under the 1933 Act, that the BSQUARE Common Stock must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available, and that, except as expressly contemplated by the Registration Rights Agreement attached as an exhibit to the Merger Agreement, neither BSQUARE nor InfoGation is under any obligation to register the BSQUARE Common Stock.

         12.7 The undersigned acknowledges that the BSQUARE Common Stock shall not be transferable except upon the conditions specified in this Statement, except if:

                  (a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) (A) The transferee has agreed in writing to be bound by the terms of this Statement, including without limitation this Section 1(g), (B) the undersigned shall have notified BSQUARE of the proposed disposition and shall have furnished BSQUARE with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by BSQUARE, the undersigned shall have furnished BSQUARE with an opinion of counsel, reasonably satisfactory to BSQUARE, that such disposition will not require registration of such shares under the 1933 Act.

         12.8 The undersigned is familiar with the provisions of Rule 144, promulgated under the 1933 Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) a public trading market then exists for the BSQUARE Common Stock;
(ii) the availability of certain public
information about BSQUARE; (iii) the resale occurring not less than one (1) year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (iv) the sale being made through a broker in an unsolicited "broker transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three (3) month period not exceeding the specified limitations stated therein, if applicable. The undersigned further understands that at the time the undersigned wishes to sell the shares of BSQUARE Common Stock received from BSQUARE there may be no public market upon which to make such a sale, and that, even if such a public market then exists, BSQUARE may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the shares of BSQUARE Common Stock received from BSQUARE under Rule 144 even if the one (1) year minimum holding period had been satisfied. The undersigned further understands that, in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the 1933 Act, compliance with Regulation A or some other registration exemption would be required to sell the shares of BSQUARE Common Stock received from BSQUARE.

         12.9 The undersigned is the sole record and beneficial owner of capital stock of InfoGation ("INFOGATION CAPITAL STOCK") of the amount and type set forth next to his, her or its name on the signature page hereto. Such InfoGation Capital Stock is not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind, and the undersigned has not granted any rights to purchase such shares to any other person or entity. The undersigned has the sole right to transfer such shares. Such shares constitute all of the InfoGation Capital Stock owned, beneficially or of record, by the undersigned, and the undersigned has no other rights to acquire any capital stock of InfoGation except as set forth on the signature page hereto.

         12.10 The undersigned has had an opportunity to review with his, her or its own tax advisors the tax consequences to the undersigned of the Merger and the transactions contemplated by the Merger Agreement. The undersigned understands that it must rely solely on his, her or its advisors and not on any statements or representations by BSQUARE, InfoGation or any of their agents with respect to tax matters. The undersigned understands that he, she or it (and not BSQUARE or InfoGation) shall be responsible for his, her or its own tax liability that may arise as a result of the Merger or the transactions contemplated by the Merger Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Statement this _____ day of March, 2002.

                               ___________________________________
                               Print Name of Stockholder

                               ____________________________________
                               Signature of Stockholder

                               Address:____________________________
                               ____________________________________

                               NUMBER OF SHARES AND TYPE OF
                               INFOGATION COMMON STOCK:
                               (indicate class of stock, i.e.,
                               common, preferred, etc. and
                               include options and warrants)

                               ____________________________________
                               ____________________________________
                               ____________________________________

              [SIGNATURE PAGE TO INVESTOR REPRESENTATION STATEMENT]

                                    EXHIBIT C

                               BSQUARE CORPORATION
                         REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "AGREEMENT") is made as of March 13, 2002 by and among BSQUARE Corporation, a Washington corporation (the "PARENT"), and the shareholders listed on EXHIBIT A hereto (the "SHAREHOLDERS"), pursuant to that certain Agreement and Plan of Merger dated as of March 10, 2002 (the "MERGER AGREEMENT") among the Parent, BSQUARE San Diego Corporation, a Washington corporation and wholly owned subsidiary of the Parent (the "SUB"), InfoGation Corporation, a Delaware corporation (the "COMPANY"), and certain shareholders of InfoGation.

              ARTICLE XIII DEFINITIONS. AS USED IN THIS AGREEMENT:

         13.1 "SHAREHOLDERS" means any person who holds outstanding Registrable Securities which have not been sold to the public, but only if such person (i) was a holder of record of shares of the Company's Series C Convertible Preferred Stock immediately prior to the Effective Time of the Merger (as defined in the Merger Agreement) or (ii) is an assignee or transferee thereof in accordance with Section 7 hereof.

         13.2 "REGISTRABLE SECURITIES" means the shares of the Parent Common Stock issued in the Merger to the Shareholders pursuant to the Merger Agreement, in the amounts set forth for each Shareholder on EXHIBIT A attached hereto.

         13.3     "SEC" means the Securities and Exchange Commission.

         13.4     "SECURITIES ACT" means the Securities Act of 1933, as amended.

Terms not otherwise defined herein have the meanings given to them in the Merger Agreement.

ARTICLE XIV PARENT REGISTRATION.

                  (a) Notice of Registration. If on or after the Effective Time, the Parent shall determine to register any of its Common Stock by filing with the SEC a registration statement for its own account, other than (i) a registration statement on Form S-4 and/or relating solely to a merger, acquisition or exchange, (ii) a registration statement relating solely to employee benefit plans or (iii) a registration statement relating to a convertible debt transaction, the Parent will:

                  (i) promptly give to each Shareholder written notice thereof; and

                  (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other statute or regulation), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made within ten (10) days after receipt of such written notice from the Parent by any Shareholder, subject to the underwriter's right to limit the number of securities included in the registration as set forth in Section 2(b) below.

                  (b) Underwriting. If the registration of which the Parent gives notice is for a registered public offering involving an underwriting, the Parent shall so advise the Shareholders as a part of the written notice given pursuant to Section 2(a)(i). In such event, the right of any Shareholder to registration pursuant to this Section 2 shall be conditioned upon such Shareholder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Shareholders proposing to distribute their securities through such underwriting shall (together with the Parent and any other selling shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Parent. Notwithstanding any other provision of this Section 2, if the managing underwriter determines in its sole discretion that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting pursuant to this Section 2. In such event, the securities so included will be apportioned first to the Parent, then pro rata among the selling shareholders (including the Shareholders) according to the total amount of securities otherwise entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders (including the Shareholders). No such reduction shall reduce (a) the securities being offered by the Parent for its own account to be included in the registration and underwriting or (b) the number of Registrable Securities to less than 20% of the securities being sold in the offering. To facilitate the allocation of shares in accordance with the above provisions, the Parent or the underwriters may round the number of shares allocated to any Shareholder or other shareholder to the nearest 100 shares. If any Shareholder or other shareholder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Parent and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration and shall not be transferred in a public distribution prior to 90 days after the date of the final prospectus included in the registration statement relating thereto.

                  (c) Right to Terminate, Withdraw or Suspend Registration. The Parent shall have the right to terminate, withdraw or suspend any registration initiated by it under this Section 2 either prior to or after the effectiveness of such registration, whether or not any Shareholder has elected to include securities in such registration; provided, however, that, subject to
Section 10 hereof, the Shareholders' rights under this Section 2 shall survive any such termination, withdrawal or suspension of any registration.

  ARTICLE XV EXPENSES. THE PARENT SHALL PAY THE EXPENSES INCURRED BY THE PARENT IN CONNECTION WITH ANY REGISTRATION OF REGISTRABLE SECURITIES PURSUANT TO THIS
  AGREEMENT INCLUDING ALL SEC, NASD AND BLUE SKY REGISTRATION AND FILING FEES, PRINTING EXPENSES, TRANSFER AGENTS' AND REGISTRARS' FEES, AND THE REASONABLE
     FEES AND DISBURSEMENTS OF THE PARENT'S OUTSIDE COUNSEL AND INDEPENDENT ACCOUNTANTS; PROVIDED, HOWEVER, THAT THE SHAREHOLDERS SHALL BE RESPONSIBLE FOR
ALL UNDERWRITING DISCOUNTS AND COMMISSIONS APPLICABLE TO THE SECURITIES SOLD BY
   SUCH SHAREHOLDERS AND FOR ALL OTHER EXPENSES INCURRED BY THE SHAREHOLDERS, INCLUDING, WITHOUT LIMITATION, THE FEES AND EXPENSES OF THEIR OWN COUNSEL AND
   ACCOUNTANTS, IF ANY, PROVIDED, FURTHER, HOWEVER, THAT IN THE EVENT THAT THE PARENT TERMINATES ANY REGISTRATION OF REGISTRABLE SECURITIES COMMENCED PURSUANT
      TO THIS AGREEMENT, THEN IN SUCH EVENT PARENT AGREES TO REIMBURSE THE SHAREHOLDERS FOR ANY REASONABLE EXPENSES INCURRED BY THE SHAREHOLDERS IN
   CONNECTION WITH SUCH REGISTRATION PRIOR TO THE DATE OF TERMINATION, UP TO A MAXIMUM AGGREGATE AMOUNT FOR ALL SELLING SHAREHOLDERS COLLECTIVELY OF $10,000.

      ARTICLE XVI ADDITIONAL OBLIGATIONS OF THE PARENT. IN THE CASE OF EACH REGISTRATION EFFECTED BY THE PARENT PURSUANT TO THIS AGREEMENT, THE PARENT WILL
      KEEP EACH SHAREHOLDER ADVISED IN WRITING AS TO THE INITIATION OF EACH REGISTRATION AND AS TO THE COMPLETION THEREOF. AT ITS EXPENSE, THE PARENT WILL
                            USE ITS BEST EFFORTS TO:

         16.1 Keep such registration effective for a period of 60 days or until the Shareholder or Shareholders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

         16.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, subject to Section 4(a) above;

         16.3 Furnish such number of prospectuses and other documents incident thereto as a Shareholder from time to time may reasonably request;

         16.4 Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, prepare and furnish to such seller a reasonable number of copies of a supplement or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light to the circumstances then existing;

         16.5 Register or qualify the securities covered by said registration statement under the securities or "blue sky" laws of such jurisdictions as any selling Shareholder may reasonably request, provided that the Parent shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business therein;

         16.6 Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Parent are then listed or quoted;

         16.7 Otherwise comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions; and

         16.8 Otherwise cooperate with the underwriter or underwriters, the SEC and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities under this Agreement.

   ARTICLE XVII INDEMNIFICATION. IN THE EVENT OF ANY OFFERING REGISTERED
                           PURSUANT TO THIS AGREEMENT:

         17.1 By the Parent. The Parent will indemnify each Shareholder with respect to any registration effected pursuant to this Agreement against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Parent of any rule or regulation promulgated under the Securities Act, or state securities laws, applicable to the Parent in connection with any such registration, and will reimburse such Shareholder for any legal and any other expenses reasonably incurred as such expenses are incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Parent will not be liable in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Parent by such Shareholder provided for the purpose of inclusion in the registration statement or (ii) if a copy of the final prospectus relating to any registration statement (as then amended or supplemented if the Parent shall have furnished any amendments or supplements thereto) (the "FINAL PROSPECTUS") was not sent or given by or on behalf of such Shareholder to a purchaser of the Shareholder's Registrable Securities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such purchaser, and if the Final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; provided that Parent notifies Shareholder prior to such sale that the prospectus in its then current form contains a material misstatement or omission.

         17.2 By the Shareholders. Each Shareholder will severally indemnify the Parent, each of its directors, officers, employees, agents and each person who controls the Parent within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any registration statement, or any amendment or supplement thereto, or prospectus related thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Parent by such Shareholder provided for the purpose of inclusion in the registration statement and will reimburse the Parent, the remaining Shareholders, such directors, officers, employees, agents and/or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action.

         17.3     Procedures. Each party entitled to indemnification under this
Section 5 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, but only to the extent that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement without its consent.

         17.4 Contribution. If the indemnification provided for in Sections 5(a) and (b) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Parent, the other selling shareholders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Parent, the other selling shareholders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Parent, the selling shareholders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Parent and the selling shareholders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Parent, the selling shareholders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Parent, the selling shareholders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Parent and the selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

         17.5 Survival. The obligations of the Parent and the Shareholders under this Section 5 shall survive the completion of any offering of stock in a registration statement effected under this Agreement.

     ARTICLE XVIII SUSPENSION. IN THE CASE OF A REGISTRATION FOR THE SALE OF REGISTRABLE SECURITIES, UPON RECEIPT OF ANY NOTICE (A "SUSPENSION NOTICE") FROM
 THE PARENT OF THE HAPPENING OF ANY EVENT WHICH MAKES ANY STATEMENT MADE IN THE REGISTRATION STATEMENT OR RELATED PROSPECTUS UNTRUE OR WHICH REQUIRES THE MAKING
  OF ANY CHANGES IN SUCH REGISTRATION STATEMENT OR PROSPECTUS SO THAT THEY WILL
    NOT CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE ANY MATERIAL FACT REQUIRED TO BE STATED THEREIN OR NECESSARY TO MAKE THE STATEMENTS
     THEREIN NOT MISLEADING, EACH SHAREHOLDER WHO IS A HOLDER OF REGISTRABLE SECURITIES REGISTERED UNDER SUCH REGISTRATION STATEMENT SHALL FORTHWITH DISCONTINUE DISPOSITION OF SUCH REGISTRABLE SECURITIES PURSUANT TO SUCH
REGISTRATION STATEMENT (A "SUSPENSION") UNTIL SUCH SHAREHOLDER'S RECEIPT OF THE
   COPIES OF THE SUPPLEMENTED OR AMENDED PROSPECTUS OR UNTIL IT IS ADVISED IN WRITING (THE "ADVICE") BY THE PARENT THAT THE USE OF THE PROSPECTUS MAY BE
RESUMED, AND HAS RECEIVED COPIES OF ANY ADDITIONAL OR SUPPLEMENTAL FILINGS WHICH
 ARE INCORPORATED BY REFERENCE IN THE PROSPECTUS. IN THE EVENT OF A SUSPENSION,
    THEN LENGTH OF TIME IN WHICH PARENT IS REQUIRED TO KEEP THE REGISTRATION EFFECTIVE UNDER SECTION 4(a) OF THIS AGREEMENT SHALL BE EXTENDED BY THE NUMBER OF DAYS OF THE SUSPENSION, AND IN NO EVENT SHALL ANY SUSPENSION LAST MORE THAN
TWENTY (20) DAYS. IN THE EVENT THAT THE PARENT SHALL GIVE ANY SUSPENSION NOTICE, THE PARENT SHALL USE ITS BEST EFFORTS AND TAKE SUCH ACTIONS AS ARE NECESSARY TO
   RENDER THE ADVICE AND END THE SUSPENSION PERIOD AS PROMPTLY AS PRACTICABLE.

   ARTICLE XIX NON-ASSIGNMENT OF REGISTRATION RIGHTS. THE RIGHTS TO CAUSE THE PARENT TO REGISTER REGISTRABLE SECURITIES PURSUANT TO THIS AGREEMENT MAY NOT BE
  ASSIGNED BY THE SHAREHOLDERS TO ANY PERSON OR ENTITY EXCEPT (a) A TRANSFER BY
    WILL OR INTESTACY UPON THE DEATH OF ANY SHAREHOLDER, (b) ESTATE PLANNING TRANSFERS CONSISTING OF GIFTS TO THE SPOUSE OR ISSUE OF THE TRANSFEREE AND
  TRANSFERS TO TRUSTS FOR THE BENEFIT OF THE SPOUSE OR ISSUE OF THE TRANSFEREE,
   (c) A TRANSFER TO ANY TRANSFEREE OR ASSIGNEE WHO IS A PARTNER OR MEMBER (OR RETIRED PARTNER OR MEMBER) OF A SHAREHOLDER OR THE ESTATE OF SUCH PARTNER OR
      MEMBER (OR RETIRED PARTNER OR MEMBER) OR (d) A SHAREHOLDER THAT IS A CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP MAY ASSIGN THE RIGHTS TO
      CAUSE THE PARENT TO REGISTER REGISTRABLE SECURITIES PURSUANT TO THIS
         AGREEMENT TO ANY WHOLLY OWNED SUBSIDIARY OF SUCH SHAREHOLDER.

     ARTICLE XX INFORMATION BY HOLDER. EACH SHAREHOLDER WHO IS A HOLDER OF REGISTRABLE SECURITIES SHALL FURNISH TO THE PARENT SUCH INFORMATION REGARDING
SUCH SHAREHOLDER AND THE DISTRIBUTION PROPOSED BY SUCH SHAREHOLDER AS THE PARENT
    MAY REASONABLY REQUEST IN WRITING AND AS SHALL BE REASONABLY REQUIRED IN CONNECTION WITH ANY REGISTRATION, QUALIFICATION OR COMPLIANCE REFERRED TO IN
                                THIS AGREEMENT.

 ARTICLE XXI AMENDMENT OF REGISTRATION RIGHTS. THIS AGREEMENT MAY BE AMENDED BY THE HOLDERS OF A MAJORITY OF THE REGISTRABLE SECURITIES AND THE PARENT AT ANY TIME BY EXECUTION OF AN INSTRUMENT IN WRITING SIGNED ON BEHALF OF EACH OF SUCH
                                    PARTIES.

 ARTICLE XXII TERMINATION. THE REGISTRATION RIGHTS SET FORTH IN THIS AGREEMENT SHALL TERMINATE AS TO ANY SHAREHOLDER AT SUCH TIME AS ALL OF THE REGISTRABLE
 SECURITIES THEN HELD BY SUCH SHAREHOLDER CAN BE SOLD BY SUCH SHAREHOLDER IN A
  SINGLE 3-MONTH PERIOD IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT.

    ARTICLE XXIII GRANT OF ADDITIONAL REGISTRATION RIGHTS. THE SHAREHOLDERS ACKNOWLEDGE THAT THE PARENT MAY ACQUIRE OTHER COMPANIES OR ISSUE ADDITIONAL SECURITIES AND IN THE COURSE OF SUCH ACQUISITIONS OR ISSUANCES MAY GRANT THE
 EQUITY OWNERS THEREOF REGISTRATION RIGHTS WITH RESPECT TO THEIR SHARES OF THE
  PARENT ON TERMS WHICH WOULD BE NEGOTIATED AT SUCH TIME AND MAY BE MATERIALLY DIFFERENT THAN THE TERMS OF THIS AGREEMENT, AND MAY BE SUPERIOR TO THE RIGHTS
                     GRANTED TO THE SHAREHOLDERS HEREUNDER.

ARTICLE XXIV NOTICES. ALL NOTICES AND OTHER COMMUNICATIONS REQUIRED OR PERMITTED HEREUNDER SHALL BE IN WRITING AND SHALL BE DEEMED EFFECTIVELY GIVEN UPON
  DELIVERY TO THE PARTY TO BE NOTIFIED IN PERSON OR BY COURIER SERVICE OR FIVE DAYS AFTER DEPOSIT WITH THE UNITED STATES MAIL, POSTAGE PREPAID, ADDRESSED (a) IF TO THE SHAREHOLDERS, AT THE SHAREHOLDERS' RESPECTIVE ADDRESSES AS SET FORTH
IN EXHIBIT A HERETO OR (b) IF TO THE PARENT, AT 3150 - 139TH AVENUE N.E., SUITE
            500, BELLEVUE, WA 98005, ATTENTION: CORPORATE SECRETARY.

ARTICLE XXV GOVERNING LAW; INTERPRETATION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF WASHINGTON
    WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF WASHINGTON OR ANY OTHER JURISDICTION) THAT WOULD CAUSE
    THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF WASHINGTON. THE SHAREHOLDERS HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION AND
VENUE OF THE STATE AND FEDERAL COURTS SITTING IN KING COUNTY, WASHINGTON FOR ALL
               MATTERS AND ACTIONS ARISING UNDER THIS AGREEMENT.

ARTICLE XXVI SEVERABILITY; SURVIVAL. IF ANY PORTION OF THIS AGREEMENT IS HELD BY A COURT OF COMPETENT JURISDICTION TO CONFLICT WITH ANY FEDERAL, STATE OR LOCAL
LAW, OR TO BE OTHERWISE INVALID OR UNENFORCEABLE, SUCH PORTION OF THIS AGREEMENT
  SHALL BE OF NO FORCE OR EFFECT, AND THIS AGREEMENT SHALL OTHERWISE REMAIN IN FULL FORCE AND EFFECT AND BE CONSTRUED AS IF SUCH PORTION HAD NOT BEEN INCLUDED
                               IN THIS AGREEMENT.

ARTICLE XXVII ENTIRE AGREEMENT. THIS AGREEMENT CONTAINS THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES AND SUPERSEDES ALL PRIOR DISCUSSIONS, AGREEMENT AND
             UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF.

   ARTICLE XXVIII COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ONE OR MORE COUNTERPARTS, ALL OF WHICH SHALL BE CONSIDERED ONE AND THE SAME AGREEMENT AND
SHALL BECOME EFFECTIVE WHEN ONE OR MORE COUNTERPARTS HAVE BEEN SIGNED BY EACH OF
   THE PARTIES AND DELIVERED TO THE OTHER PARTY, IT BEING UNDERSTOOD THAT ALL
                  PARTIES NEED NOT SIGN THE SAME COUNTERPART.

IN WITNESS WHEREOF, the Parent and the Shareholders have caused this Agreement to be executed as of the date first above written.

                                    BSQUARE CORPORATION

                                    By:_________________________________________
                                    Signature of Authorized Signatory

                                    ____________________________________________
                                    Print Name and Title

                                    SHAREHOLDERS

                                    BRIDGEWEST, LLC

                                    By:_________________________________________
                                    Signature of Authorized Signatory

                                    ____________________________________________
                                    Print Name and Title

                                    NEXTREME VENTURES LLC

                                    By:________________________________________
                                    Signature of Authorized Signatory

                                    ____________________________________________
                                    Print Name and Title

                                    BARAKA TRUST

                                    By:_________________________________________
                                    Signature of Authorized Signatory

                                    ____________________________________________
                                    Print Name and Title

                                    AMIRRA INVESTMENTS, LTD.

                                    By:_________________________________________
                                    Signature of Authorized Signatory

                                    ____________________________________________
                                    Print Name and Title

                                    ____________________________________________
                                    AMIR MOUSSAVIAN

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                SECOND AMENDMENT

     THIS SECOND AMENDMENT (the "Amendment") is made and entered into as of the _____ day of __________________, 2000, by and between EOP-SUNSET NORTH BELLEVUE, L.L.C., A WASHINGTON LIMITED LIABILITY COMPANY ("Landlord") and BSQUARE CORPORATION, A WASHINGTON CORPORATION ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord (as successor in interest to WRC Sunset North LLC, a Washington limited liability company) and Tenant are parties to that certain lease dated as of January 15, 1999, as amended by instruments dated October 19, 1999 and July 27, 1999 (the "First Amendment) (collectively the "Lease"), for space currently designated in the Lease as containing 125,490 rentable square feet (approximately 113,054 usable square feet) on the 2nd, 3rd, 4th and 5th floors of building 4 (the "Initial Premises") located at the Northeast corner of 139th Avenue Southeast and Southeast 32nd Street, Bellevue, Washington and commonly known as Sunset North Corporate Campus (the "Building"); and

B. WHEREAS, Landlord and Tenant have remeasured the Initial Premises as required by Article 5.A of the Lease, and Landlord has remeasured the Buildings, and Landlord and Tenant now wish to amend the Lease to properly reflect the Rentable Area and usable area of the Initial Premises and the Rentable Area of the Buildings; and

C. WHEREAS, Tenant has requested that additional space containing approximately 25,803 rentable square feet described as Floor 1 of Building 4, as shown on Exhibit A hereto (the "Expansion Space") be added to the Initial Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. REMEASUREMENT OF INITIAL PREMISES. Pursuant to Article 5.A of the Lease, the Initial Premises have been remeasured and Landlord and Tenant agree that the Rentable Area of the Initial Premises is 123,684 square feet and that the usable area of the Initial Premises is 109,028 square feet.

II. REMEASUREMENT OF THE BUILDINGS, The Buildings (as defined in Section 1.A.3 of the Lease) have been remeasured and Landlord and Tenant agree that the Rentable Area of the Buildings is 465,013 rentable square feet.

III. MONTHLY BASE RENTAL. Monthly Base Rental for the Initial Premises shall be based on the revised rentable area of the Premises and Article 1.A.2 of the Lease is hereby modified to provide that the monthly Base Rental for the Initial Premises shall be payable as follows:

               RENTABLE         ANNUAL RATE         ANNUAL               MONTHLY
  PERIOD      SQUARE FEET     PER SQUARE FOOT     BASE RENTAL          BASE RENTAL
  ------      -----------     ---------------     -----------          -----------
10/01/99-       94,182            $20.00             N/A           $156,970.06 (actual
10/14/99                                                         payment is $69,822.12)*

10/15/99-      123,684            $20.00             N/A           $181,713.13 (actual
10/31/99                                                               payment is
                                                                   $  113,044.52)*

11/01/99-      123,684            $20.00             N/A           $    206,140.00
09/30/00

10/01/00-      123,684            $21.00         $2,597,364.00     $    216,447.00
09/30/02

10/01/02-      123,684            $22.00         $2,721,048.00     $    226,754.00
09/30/04

10/01/04-      123,684            $23.00         $2,844,732.00     $    237,061.00
09/30/06

10/01/06-      123,684            $24.00         $2,968,416.00     $    247,368.00
09/30/08

10/01/08-      123,684            $25.00         $3,092,100.00     $    257,675.00
09/30/09

         *Prorated based upon number of days at referenced rentable area.

         There are two commencement dates for the Initial Premises. The portion of the Initial Premises on floors 5, 4 & 3, consisting of 94,182 rentable square feet commenced on October 1, 1999 and the portion of the Initial Premises on the second floor, consisting of 31,921 rentable square feet commenced on October 15, 1999.

         All such Base Rental shall be payable by Tenant in accordance with the terms of Article 7 of the Lease.

IV. TENANT'S PRO RATA SHARE. Tenant's Pro Rata Share for the Initial Premises shall be:

         A. 20.2536% with respect to the period commencing as of October 1, 1999 and expiring October 14, 1999; and

         B. 26.5980% with respect to the period commencing as of October 15, 1999 and continuing thereafter during the Lease Term.

V. BASIC COSTS AND TAXES. Tenant shall pay for Tenant's Pro Rata Share of Basic Costs and Taxes applicable to the Premises in accordance with the terms of the Lease.

VI. ALLOWANCE. The Allowance payable to Tenant pursuant to Section B of Article G of the Lease and Article II of Exhibit D to the Lease is decreased to a total of $3,287,194.20 ($30.15 per usable square foot multiplied by 109,028 usable square feet in the Premises).

VII. RECONCILIATION. Within thirty (30) days following the full execution of this Amendment or as soon thereafter as reasonably possible, Landlord shall deliver to Tenant a reconciliation of the net amount owed by one to the other as a result of the increased Rent payable by Tenant to Landlord and the increased Allowance payable by Landlord to Tenant. Such net amount shall be paid within fifteen (15) days after delivery of such reconciliation to Tenant.

VIII. EXPANSION AND EFFECTIVE DATE. Effective as of the Expansion Effective Date (defined below), the Initial Premises, as defined above, is increased from 123,684 rentable square feet on the 2nd, 3rd, 4th and 5th floors to 149,487 rentable square feet on the 1st, 2nd, 3rd, 4th and 5th floors by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Initial Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Lease Term for the

         Expansion Space shall commence on the Expansion Effective Date and end on the Termination Date. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Initial Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

         A.       The Expansion Effective Date shall be January 1, 2001.

         B. The Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any other reason (other than delays caused by Tenant), including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

IX. BASE RENTAL. In addition to Tenant's obligation to pay Base Rental for the Initial Premises, Tenant shall pay Landlord Base Rental for the Expansion Space as follows:

                         ANNUAL RATE          ANNUAL           MONTHLY
     PERIOD            PER SQUARE FOOT     BASE RENTAL       BASE RENTAL
     ------            ---------------     -----------       -----------
 January 1, 2001-         $31.00           $799,893.00       $66,657.75
December 31, 2001

 January 1, 2002-         $32.00           $825,696.00       $68,808.00
December 31, 2003

 January 1, 2004-         $33.00           $851,499.00       $70,958.25
December 31, 2005

 January 1, 2006-         $34.00           $877,302.00       $73,108.50
December 31, 2007

 January 1, 2008-         $35.00           $903,105.00       $75,258.75
September 30, 2009

         All such Base Rental shall be payable by Tenant in accordance with the terms of the Lease.

X. ADDITIONAL SECURITY DEPOSIT. Upon Tenant's execution hereof, Tenant shall pay Landlord the sum of $270,000.00 (the "Additional Security Amount") which is added to and becomes part of the Security Deposit held by Landlord as provided under Section 9.A of the Lease as security for payment of Rent and the performance of the other terms and conditions of the Lease by Tenant. At least 50% of the Additional Security Amount shall be in the form of cash. A maximum of 50% of the Additional Security Amount may be in the form of an irrevocable letter of credit, which letter of credit shall be in form and substance satisfactory to Landlord and shall otherwise conform to the letter of credit requirements provided in Section 9.C of the Lease.

XI. TENANT'S PRO RATA SHARE. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant's Pro Rata Share for the Expansion Space is 5.5489%.

XII. BASIC COSTS AND TAXES. For the period commencing with the Expansion Effective Date and ending on the Termination Date, Tenant shall pay for Tenant's Pro Rata Share of Basic Costs and Taxes applicable to the Expansion Space in accordance with the terms of the Lease.

XIII.    IMPROVEMENTS TO EXPANSION SPACE.

         A. CONDITION OF EXPANSION SPACE. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

         B. RESPONSIBILITY FOR IMPROVEMENTS TO EXPANSION SPACE. Tenant may perform improvements to the Expansion Space in accordance with the Work Letter attached hereto as EXHIBIT B and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in EXHIBIT B.

         C. RESPONSIBILITY FOR CAT5E AND CAT3 CABLING WITHIN EXPANSION SPACE. Tenant has agreed to accept the Cat5E and Cat3 cabling currently in place in the Expansion Space and Tenant agrees that such cabling shall be considered Tenant's personal property, which Landlord shall have the right, at its sole option, to require Tenant to remove on the Termination Date or upon earlier termination of the Lease or Tenant's right of possession thereunder.

XIV. EARLY ACCESS TO EXPANSION SPACE. During any period that Tenant shall be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rental or Additional Base Rental as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rental and Additional Base Rental as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

XV. PARKING. In accordance with the provisions of Section 5(f) of the Lease, Landlord shall provide Tenant with an additional ninety-four
         (94) unassigned parking spaces in the parking garage serving the Building from and after the Expansion Effective Date. The rate for monthly parking for such spaces shall be as set forth in Section 5(f) of the Lease.

XVI.     MISCELLANEOUS.

         A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Expansion Space, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

         B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

         C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

         D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

         E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         F. Tenant hereby represents to Landlord that Tenant has dealt with no broker other than Rob Leibsohn of Leibsohn & Company in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker other than Suzanne Baugh of Wright Runstad & Company in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any other brokers claiming to have represented Landlord in connection with this Amendment.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written

                        LANDLORD: EOP-SUNSET NORTH BELLEVUE, L.L.C., A
                                  WASHINGTON LIMITED LIABILITY COMPANY

                                  By:  EOP-Sunset North, L.L.C., a Delaware
                                       limited liability company, its managing
                                       member

                                        By:  EOP Operating Limited Partnership,
                                             a Delaware limited partnership, its
                                             sole member

                                             By:  Equity Office Properties
                                                  Trust, a Maryland real estate
                                                  investment trust, its general
                                                  partner

                                             By:________________________________

                                             Name:   Pat Callahan

                                             Title:  Senior Vice President -
                                                     Seattle Region

                        TENANT:   BSQUARE CORPORATION, A WASHINGTON
                                  CORPORATION

                                  By:___________________________________________

                                  Name:_________________________________________

                                  Title:________________________________________

                THIS PAGE IS REQUIRED IF PROPERTY IS IN DELAWARE,
           MICHIGAN, OHIO, UTAH, WASHINGTON, D.C. OR WASHINGTON STATE

                             LANDLORD ACKNOWLEDGMENT

STATE OF ____________________)

COUNTY OF ___________________)Section

         I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that ____________________________, personally known to me to be the Senior Vice President of Equity Office Properties Trust, a Maryland real estate investment trust, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer of said entity being authorized so to do, (s)he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself/herself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said entity, for the uses and purposes therein set forth.

         GIVEN under my hand and official seal this ___ day of__________, 2000.

                                                       _________________________
                                                            Notary Public

My Commission Expires: __________________

                              TENANT ACKNOWLEDGMENT
                                   CORPORATION

STATE OF _____________________)

COUNTY OF ____________________)Section:

         On this the ____ day of ___________________, 2000, before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared _______________________________________
known to me to be ______________ President of ______________________________,
one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                       _________________________
                                                            Notary Public

My Commission Expires: __________________

                                    EXHIBIT A

                          Floor Plan of Expansion Space

                                    EXHIBIT B

                                TENANT WORKLETTER

         This Exhibit is attached to and made a part of the Amendment dated as of _________, 2000, by and between EOP-SUNSET NORTH BELLEVUE, L.L.C., A WASHINGTON LIMITED LIABILITY COMPANY ("Landlord") and BSQUARE CORPORATION, a Washington corporation ("Tenant") for space in the Building located at the Northeast corner of 139th Avenue Southeast and Southeast 32nd Street, Bellevue, Washington and commonly known as the Sunset North Corporate Campus

As used in this Workletter, the "Premises" shall be deemed to mean the Expansion Space, as defined in the attached Amendment.

I.       ALTERATIONS AND ALLOWANCE.

         A. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Amendment to which this Exhibit is attached and all prepaid rental and security deposits required under such agreement (if any), shall have the right to perform alterations and improvements in the Premises (the "Initial Alterations"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article 13 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations (which contractors shall be selected by Tenant from Landlord's list of preapproved contractors). Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord's approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld.

         B. Provided Tenant is not in default under the Lease (as so amended by the Amendment), Landlord agrees to contribute the sum of $164,881.17 (the "Expansion Allowance") toward the cost of performing the Initial Alterations in preparation of Tenant's occupancy of the Premises.

II. The Expansion Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Alterations and for hard costs in connection with the Initial Alterations. The Expansion Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within 30 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein;
         (ii) a certification from an AIA architect substantially in the form of the Architect's Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor's, subcontractor's and material supplier's waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics' lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord's Mortgagee may reasonably require; (iv) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (v) plans and specifications for the Initial Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building, Property and Premises; (vi) copies of all construction contracts for the Initial Alterations, together with copies of all change orders, if any; and
         (vii) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. Upon completion of the Initial Alterations, and prior to final disbursement of the Expansion Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect's completion affidavits, (2) full and final waivers of lien, (3) receipted bills covering all labor and materials expended and used, (4) as-built plans of the Initial Alterations, and (5) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Expansion Allowance more than one time per month. If the Initial Alterations exceed the Expansion Allowance, Tenant shall be entitled to the Expansion Allowance in accordance with the terms hereof, but each individual disbursement of the Expansion Allowance shall be disbursed in the proportion that the Expansion Allowance bears to the total cost for the Initial Alterations, less the 10% retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Expansion Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

III. In no event shall the Expansion Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Expansion Allowance to Landlord in accordance with the provisions contained in this Exhibit by the Termination Date (or if the Lease is terminated prior to the Termination Date, the date of such earlier termination), any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Expansion Allowance.

IV. Tenant agrees to accept the Premises in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Expansion Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

V. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have entered into this Exhibit as of the date first written above.

                        LANDLORD: EOP-SUNSET NORTH BELLEVUE, L.L.C., A
                                  WASHINGTON LIMITED LIABILITY COMPANY

                                  By:   EOP-Sunset North, L.L.C., a Delaware
                                        limited liability company, its managing
                                        member

                                        By: EOP Operating Limited Partnership,
                                             a Delaware limited partnership, its
                                             sole member

                                             By:  Equity Office Properties
                                                  Trust, a Maryland real estate
                                                  investment trust, its general
                                                  partner

                                             By: ______________________________

                                             Name:  Pat Callahan

                                             Title: Senior Vice President -
                                                    Seattle Region

                        TENANT:   BSQUARE CORPORATION, A WASHINGTON CORPORATION

                                  By: __________________________________________

                                  Name: ________________________________________

                                  Title: _______________________________________

                                 THIRD AMENDMENT

         THIS THIRD AMENDMENT (the "Amendment") is made and entered into as of the _____ day of ________________, 2001, by and between EOP-SUNSET NORTH BELLEVUE, L.L.C., A WASHINGTON LIMITED LIABILITY COMPANY ("Landlord") and BSQUARE CORPORATION, A WASHINGTON CORPORATION ("Tenant").

                                    RECITALS

A. Landlord (as successor in interest to WRC Sunset North LLC, a Washington limited liability company) and Tenant are parties to that certain lease dated as of January 15, 1999, as amended by instruments dated October 19, 1999, July 27, 1999 (the "First Amendment), and January 3, 2001 (the "Second Amendment") (collectively the "Lease"), for space currently designated in the Lease as containing 149,487 rentable square feet on the 1st, 2nd, 3rd, 4th and 5th floors of building 4 (the "Initial Premises") located at the Northeast corner of 139th Avenue Southeast and Southeast 32nd Street, Bellevue, Washington and commonly known as Building 4 of Sunset North Corporate Campus (the "Building"); and

B. Tenant plans to make Initial Alterations to the Expansion Space (as such terms are defined in the Second Amendment) which will eliminate the "common areas" on Floor 1 of the Building. Landlord acknowledges and approves such plans, on the condition that Tenant agrees to return the Appropriate Portions (as defined in Paragraph I) of Floor 1 to their original configuration, restored for use as common areas necessary for a multi-tenant building when possession of the Expansion Space is surrendered to Landlord.

C. Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. AMENDMENT. Effective as of the date hereof, Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

         Pursuant to the Work Letter attached as Exhibit B to the Second Amendment, Tenant has provided Landlord with the plans for Tenant's Initial Alterations to the Expansion Space (i.e. Floor 1 of the Building), which plans provide for the reconfiguration of the Expansion Space such that the existing common area corridors and mail room will be eliminated. Tenant hereby acknowledges and agrees that Landlord has approved such plans, and that prior to Tenant's surrender of the Expansion Space on the Termination Date or any earlier termination of the Lease, Tenant shall, at Tenant's sole cost and expense, perform the work necessary (the "Required Work") to substantially return the Appropriate Portions (as defined below) of the Expansion Space to the configuration and condition they were in prior to the performance of the Initial Alterations therein (the "Prior Configuration and Condition") to the reasonable satisfaction of Landlord. The Appropriate Portions shall mean: The areas generally depicted on the floor plan attached hereto as Exhibit A, and generally indicated by cross hatching, and shall be described as: (1) the entire common area corridor extending from the loading dock door past the elevator bank and adjacent stairwell, and (2) the mail room, and (3) the loading dock door and adjacent wall. With respect to the mail room, Tenant specifically acknowledges that the Prior Configuration and Condition includes the presence of installed mail boxes, mail chutes, and counter/work area. All such Required Work shall be performed after first obtaining Landlord's prior written approval of the contractor and plans therefor in accordance with Article 13 of the Lease, and using materials substantially the same as were in place in the Expansion Space prior to Tenant's Initial Alterations therein. Tenant further acknowledges and agrees that the failure of Tenant to perform the Required Work prior to the Termination Date or earlier termination of the Lease, shall constitute a material default under the Lease. In such event, and in addition to any other remedies available to Landlord, Landlord will have the right to perform the Required Work, and Tenant shall, upon demand, reimburse Landlord for the cost thereof, plus a 15% oversight fee and any applicable state sales or use tax thereon (all of which shall constitute Rent under the Lease), and further that until such time as the Required Work is completed, Tenant shall be responsible for the payment of Rent under the holdover provisions of the Lease.

         However, in such event, if Landlord elects to perform the Required Work, Landlord will make commercially reasonable efforts to complete the Required Work in a timely manner.

II.      MISCELLANEOUS.

         A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

         B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

         C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

         D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

         E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

         G. At Landlord's option, this Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guaranty shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                        LANDLORD: EOP-SUNSET NORTH BELLEVUE, L.L.C.,
                                  A WASHINGTON LIMITED LIABILITY COMPANY

                                  By: EOP-SUNSET NORTH, L.L.C., A DELAWARE
                                      LIMITED LIABILITY COMPANY, ITS
                                      MANAGING MEMBER

                                      By: EOP OPERATING LIMITED PARTNERSHIP,
                                          A DELAWARE LIMITED PARTNERSHIP, ITS
                                          SOLE MEMBER

                                          By: EQUITY OFFICE PROPERTIES
                                              TRUST, A MARYLAND REAL ESTATE
                                              INVESTMENT TRUST, ITS GENERAL
                                              PARTNER

                                              By:   ________________________
                                              Name:  M. PATRICK CALLAHAN
                                              Title: SENIOR VICE PRESIDENT-
                                                     SEATTLE REGION

                        TENANT:   BSQUARE CORPORATION, A WASHINGTON
                                  CORPORATION

                                  By:   _________________________________

                                  Name: _________________________________

                                  Title: ________________________________

                             LANDLORD ACKNOWLEDGMENT

STATE OF ______________________)

COUNTY OF _____________________)ss:

         I, the undersigned, a Notary Public, in and for the County and State aforesaid, do hereby certify that M. Patrick Callahan, personally known to me to be the Senior Vice President of Equity Office Properties Trust, a Maryland real estate investment trust, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer of said entity being authorized so to do, (s)he executed the foregoing instrument on behalf of said entity, by subscribing the name of such entity by himself/herself as such officer, as a free and voluntary act, and as the free and voluntary act and deed of said entity, for the uses and purposes therein set forth.

         GIVEN under my hand and official seal this ______ day of ________,2001.

                                                      __________________________
                                                             Notary Public

My Commission Expires:  _________________

                              TENANT ACKNOWLEDGMENT
                                   CORPORATION

STATE OF ______________________)

COUNTY OF _____________________)ss:

         On this the _____ day of ____________________, 2001, before me a Notary
Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared ___________________________ known to me to be _______________________ President of bSquare Corporation, one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                _______________________________
                                                        Notary Public

My Commission Expires:  _________________

                                    EXHIBIT A

                              FLOOR PLAN OF FLOOR 1

         This Exhibit is attached to and made a part of the Amendment dated as of the ____ day of _____________________, 2001, by and between EOP-SUNSET NORTH BELLEVUE, L.L.C., A WASHINGTON LIMITED LIABILITY COMPANY ("Landlord") and BSQUARE CORPORATION, A WASHINGTON CORPORATION ("Tenant") for space in the Building located at 777 108th Avenue NE, Bellevue, WA, 98004.